EXECUTION VERSION KE 37244852 PURCHASE AND SALE AGREEMENT by and between TALEN GENERATION, LLC, and TRANSCANADA FACILITY USA, INC. October 7, 2015

- i - TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS ......................................................................................................................... 1 1A. Definitions .......................................................................................................................... 1 1B. Usage .................................................................................................................................. 1 ARTICLE 2 PURCHASE AND SALE ........................................................................................................ 2 2A. Purchase and Sale of the Seller Interests ............................................................................ 2 2B. Delivery of Estimated Closing Statement ........................................................................... 3 2C. Purchase Price Adjustment ................................................................................................. 3 2D. Closing ................................................................................................................................ 5 2E. Seller’s Deliverables ........................................................................................................... 5 2F. Buyer’s Deliverables ........................................................................................................... 6 ARTICLE 3 REPRESENTATIONS AND WARRANTIES RELATING TO SELLER ............................. 7 3A. Organization and Existence ................................................................................................ 7 3B. Authorization ...................................................................................................................... 7 3C. Legal Proceedings ............................................................................................................... 7 3D. Noncontravention ................................................................................................................ 7 3E. Title ..................................................................................................................................... 7 3F. Brokers ................................................................................................................................ 8 ARTICLE 4 REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY ............... 8 4A. Organization and Existence ................................................................................................ 8 4B. Subsidiaries ......................................................................................................................... 8 4C. Noncontravention ................................................................................................................ 8 4D. Financial Statements; Absence of Undisclosed Liabilities ................................................. 9 4E. Absence of Certain Changes or Events ............................................................................... 9 4F. Legal Proceedings ............................................................................................................... 9 4G. Compliance with Laws; Permits ......................................................................................... 9 4H. Material Contracts ............................................................................................................. 10 4I. Owned Real Property; Personal Property ......................................................................... 11 4J. Employee Matters ............................................................................................................. 12 4K. Environmental ................................................................................................................... 13 4L. Insurance ........................................................................................................................... 13 4M. Tax Matters ....................................................................................................................... 14 4N. Regulatory Status .............................................................................................................. 15 4O. Intellectual Property .......................................................................................................... 15 4P. Affiliate Transactions ....................................................................................................... 15 4Q. Books and Records ........................................................................................................... 15 4R. Exclusive Representations and Warranties ....................................................................... 16 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER ................................................. 16 5A. Organization and Existence .............................................................................................. 16 5B. Authorization .................................................................................................................... 16

5C.	Legal Proceedings	16
5D.	Noncontravention	16
5E.	Compliance with Laws	16
5F.	Brokers	17
5G.	Investment Intent	17
5H.	Available Funds	17
5I.	Investigation	17
5J.	Solvency; Fraudulent Conveyance	17
5K.	Legal Impediments	17
5L.	No Conflicting Contracts	18
5M.	Regulatory Status	18
5N.	Plant Closings and Mass Lay-Offs	18
5O.	No Other Representations or Warranties	18

ARTICLE 6 COVENANTS 18

6A.	Access to Information	18
6B.	Conduct of the Company Pending Closing	19
6C.	Support Obligations.	22
6D.	Confidentiality; Publicity	23
6E.	Expenses	24
6F.	Regulatory and Other Approvals and Consents	24
6G.	Seller Marks	25
6H.	Intentionally deleted	26
6I.	Insurance	26
6J.	Termination of Affiliate Arrangements	26
6K.	Distributions	26
6L.	Employee, Labor and Benefits Matters	26
6M.	Tax Matters	29
6N.	Exclusive Transaction	31
6O.	Further Actions	31
6P.	Director and Officer Liability and Indemnification	33
6Q.	Provisions Respecting Representation of the Company	34
6R.	Real Property Covenant	34

ARTICLE 7 CONDITIONS TO CLOSING 34

7A.	Buyer's Condition Precedents	34
7B.	Seller's Condition Precedents	36
7C.	Conditions to All Parties' Obligations	36
7D.	Waiver of Condition; Frustration of Conditions	37

ARTICLE 8 INDEMNIFICATION AND RELEASE 37

8A.	Survival	37
8B.	Indemnification by Seller	37
8C.	Indemnification by Buyer	38
8D.	Indemnification Procedures	39
8E.	General	40

ARTICLE 9 TERMINATION 41

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- iii - 9A. Grounds for Termination .................................................................................................. 41 9B. Effect of Termination ........................................................................................................ 42 ARTICLE 10 MISCELLANEOUS ............................................................................................................ 43 10A. Notices .............................................................................................................................. 43 10B. Severability ....................................................................................................................... 44 10C. Counterparts ...................................................................................................................... 44 10D. Complete Agreement ........................................................................................................ 44 10E. Third-Party Beneficiaries and Obligations ....................................................................... 44 10F. Governing Law ................................................................................................................. 44 10G. CONSENT TO JURISDICTION ...................................................................................... 45 10H. WAIVER OF JURY TRIAL ............................................................................................. 45 10I. Assignment ....................................................................................................................... 45 10J. Headings ........................................................................................................................... 45 10K. Construction ...................................................................................................................... 46 10L. Amendment and Waiver ................................................................................................... 46 10M. Company Disclosure Letter .............................................................................................. 46 10N. No Additional Representations; Disclaimer ..................................................................... 47 10O. Payments under Agreement .............................................................................................. 48 10P. Specific Performance ........................................................................................................ 48 10Q. No Partnership Created ..................................................................................................... 49 10R. Non-Recourse ................................................................................................................... 49 10S. Remedies ........................................................................................................................... 49 LIST OF EXHIBITS Exhibit A Definitions Exhibit B-1 Form of Limited Guarantee Exhibit B-2 Form of Limited Guarantee Exhibit C Membership Interest Transfer Agreement Exhibit D Required Governmental Authorizations Exhibit E Designated Contacts Exhibit F Support Obligations Exhibit G Knowledge Persons Exhibit H Net Working Capital Methodology Exhibit I Mutual Release

PURCHASE AND SALE AGREEMENT THIS PURCHASE AND SALE AGREEMENT (as hereinafter amended, modified or changed from time to time in accordance with the terms hereof, this “Agreement”) is dated as of October 7, 2015, by and between, Talen Generation, LLC, a Delaware limited liability company (“Seller”) and TransCanada Facility USA, Inc., a Delaware corporation (“Buyer”). Unless otherwise defined herein, capitalized terms used herein are defined in Exhibit A attached hereto. WHEREAS, Seller owns 100% of the issued and outstanding membership interests in Talen Ironwood Holdings, LLC, a Delaware limited liability company (the “Company”); WHEREAS, in accordance with this Agreement, Buyer desires to purchase, and Seller desires to sell to Buyer, 100% of the issued and outstanding membership interests in the Company (the “Seller Interests”); WHEREAS, Buyer desires to acquire the Company through the purchase of the Seller Interests from Seller upon the terms and subject to the conditions of this Agreement; WHEREAS, contemporaneously with the execution and delivery of this Agreement, TransCanada Energy USA, Inc. and TransCanada Corporation (collectively the “Guarantors”) have executed and delivered to Seller a Limited Guarantee, a copy of which is attached hereto as Exhibit B-2, dated as of the date hereof, pursuant to which the Guarantors have guaranteed the payment of all obligations of Buyer under this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows: ARTICLE 1 DEFINITIONS 1A. Definitions. Capitalized terms used in this Agreement have the meanings ascribed to them by definition in this Agreement or in Exhibit A hereto. The definitions on Exhibit A are incorporated into this Agreement as if fully set forth herein and all references to a section in such Exhibit A are references to such section of this Agreement. 1B. Usage. (i) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” (ii) Words denoting any gender shall include all genders (including the neutral gender). Where a word is defined herein, references to the singular shall include references to the plural and vice versa. (iii) A reference to any Party to this Agreement or any other agreement or document shall include such Party’s successors and permitted assigns. (iv) All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

- 2 - (v) All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided. (vi) Any reference to any agreement or contract referenced herein or in the Company Disclosure Letter shall be a reference to such agreement or contract, as amended, modified, supplemented or waived from time to time. (vii) The phrase “to the extent” means “the degree by which” and not “if”. (viii) All references to an Article, Section or Exhibit shall be deemed to refer to such Article, Section or Exhibit of this Agreement, unless otherwise specified. The terms “hereof,” “herein,” “hereunder” and derivative words refer to this entire Agreement, unless the context otherwise requires. The words “either,” “or,” “neither,” “nor” and “any” are not exclusive. (ix) For the purpose of calculating any amount hereunder, the Parties shall use applicable currency exchange rates as in effect as of the close of business on the Closing Date, as reported in The Wall Street Journal, with all amounts converted into United States dollars as of such date. ARTICLE 2 PURCHASE AND SALE 2A. Purchase and Sale of the Seller Interests. (i) In accordance with the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall purchase and acquire from Seller, and Seller shall sell, transfer, convey, assign and deliver to Buyer, all of the Seller Interests, in each case free and clear of any Liens, other than Liens arising under applicable securities Laws (the “Purchase”), in consideration of the payment of the Closing Purchase Price as adjusted by the Adjustment Amount pursuant to Section 2C(iii) and the other provisions of this Agreement. (ii) The aggregate purchase price (the “Closing Purchase Price”) payable at the Closing for the Seller Interests shall be an amount equal to: (a) $654,000,000 (the “Base Purchase Price”), plus (c) the amount (if any) by which the Estimated Closing Net Working Capital exceeds the Targeted Net Working Capital, minus (d) the amount (if any) by which the Targeted Net Working Capital exceeds the Estimated Closing Net Working Capital, plus (e) the Estimated Closing Cash, without deduction or withholding of any kind. (iii) The Parties intend that the Purchase of the Seller Interests contemplated herein be treated as a sale of the assets, and assumption of the liabilities, of the Company and its Subsidiaries for U.S. federal income Tax purposes. Within one hundred and twenty (120) days after the Closing, Buyer shall provide to Seller an allocation of the Closing Purchase Price, as adjusted pursuant to Section 2C, together with any other amounts properly includable in the purchase price for U.S. federal income Tax purposes, among the assets of the Company and its Subsidiaries (the “Purchase Price Allocation”). The Purchase Price Allocation shall be prepared in accordance with Section 1060 of the Code and the applicable Treasury Regulations thereunder. In the event that any adjustment to the Closing Purchase Price occurs pursuant to the terms of this Agreement, Buyer shall provide to Seller a revised Purchase Price Allocation prepared in accordance with this Section 2A(iii). None of Buyer, Seller, the Company, the Subsidiaries of the Company or any Affiliate of any of the foregoing shall take, or permit any Affiliate to take, any position for any Tax purpose (whether in connection with audits, Tax Returns or otherwise) that is inconsistent with the final Purchase Price Allocation, as revised from time to time as finally determined in accordance with Section 6M(vii), except as required pursuant to a “determination” within

- 3 - the meaning of Section 1313(a) of the Code (or any similar provision of state, local or non-U.S. Tax Law). 2B. Delivery of Estimated Closing Statement. At least five (5) Business Days prior to the Closing Date, Seller will prepare and deliver to Buyer a statement and worksheet setting forth Seller’s good faith estimate of: (i) Closing Cash (the “Estimated Closing Cash”), (ii) Closing Net Working Capital (the “Estimated Closing Net Working Capital”) and (iii) the Closing Purchase Price resulting therefrom. 2C. Purchase Price Adjustment. (i) Within sixty (60) days following the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth Buyer’s calculation (together with reasonable supporting detail of each such calculation) of the Closing Cash, Closing Net Working Capital and the resulting Final Purchase Price. The Closing Statement shall be prepared in accordance with the definitions in this Agreement. During the sixty (60) days immediately following Seller’s receipt of the Closing Statement and any period of dispute thereafter with respect to such Closing Statement, Buyer shall, and shall cause the Company and its Subsidiaries to, (a) assist Seller in the review of the Closing Statement and provide Seller and its Representatives with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents, and the right to make copies of such books and records), supporting data, facilities and employees of the Company and its Subsidiaries for purposes of their review of the Closing Statement, and (b) cooperate with Seller and its Representatives in connection with such review, including by providing on a timely basis material other information necessary or useful in connection with the review of the Closing Statement and access to the Company’s and its Subsidiaries’ accountants and advisors. The Closing Statement (including the Closing Cash, Closing Net Working Capital and Final Purchase Price set forth thereon) shall become final and binding upon the Parties sixty (60) days following Seller’s receipt thereof unless Seller gives written notice of its disagreement containing particulars of specific items objected to (a “Notice of Disagreement”) to Buyer prior to such date; provided that the Closing Statement shall alternatively become final and binding upon the Parties upon Seller’s delivery, prior to the expiration of such sixty (60)-day period, of written notice to Buyer of its acceptance of the Closing Statement delivered by Buyer. Any Notice of Disagreement shall specify in reasonable detail the nature and amount of any disagreement so asserted. (ii) If a timely Notice of Disagreement is delivered by Seller, then the Closing Statement (as revised in accordance with this Section 2C(ii)), and the Closing Cash, Closing Net Working Capital and Final Purchase Price set forth thereon shall become final and binding upon the Parties on the earlier of (a) the date all matters specified in the Notice of Disagreement are finally resolved in writing by Seller and Buyer and (b) the date all matters specified in the Notice of Disagreement not resolved in writing by Seller and Buyer are finally resolved in writing by a nationally recognized accounting, consulting or valuation firm (other than a so-called “Big Four” accounting firm) mutually selected by Seller and Buyer (such firm, the “Arbiter”, or absent such agreement then upon written notice to the other Party, each Party shall each have five (5) Business Days to select a nationally recognized accounting, consulting or valuation firm (other than a so-called “Big-Four” accounting firm) and such selected firms shall together select the Arbiter, and if any Party does not select a such a firm, then the firm selected by the other Party shall be the Arbiter) in accordance with this Section 2C(ii). The Closing Statement shall be revised to the extent necessary to reflect any mutual resolution in writing by Seller and Buyer and/or any final resolution made by the Arbiter in accordance with this Section 2C(ii). During the thirty (30) days immediately following the delivery of a Notice of Disagreement, or such longer period as Seller and Buyer may agree in writing, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement, and all such

- 4 - discussions related thereto shall (unless otherwise agreed by Buyer and Seller) be governed by Rule 408 of the Federal Rules of Evidence (as in effect as of the date of this Agreement) and any applicable similar state rule. At the end of such thirty (30)-day period or such agreed-upon longer period, Seller and Buyer shall submit to the Arbiter for review and resolution all matters (but only such matters) which remain in dispute and which were properly included in the Notice of Disagreement. The Parties shall instruct the Arbiter to, and the Arbiter shall, make a final determination of the items included in the Closing Statement (to the extent such amounts are in dispute) in accordance with the guidelines and procedures set forth in this Agreement (which final determination shall be requested by the Parties to be delivered not more than thirty (30) days following submission of such disputed matters), and such determination by the Arbiter shall be final and binding and shall not be subject to court review or otherwise appealable. Seller and Buyer shall cooperate with the Arbiter during the term of its engagement. Seller and Buyer shall instruct the Arbiter not to, and the Arbiter shall not, assign a value to any item in dispute greater than the greatest value for such item assigned by Seller or Buyer or less than the smallest value for such item assigned by Seller or Buyer. Seller and Buyer shall also instruct the Arbiter to, and the Arbiter shall, make its determination based solely on presentations and written materials submitted by Seller and Buyer to the Arbiter (with substantially simultaneous delivery to the other Party) that are in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The fees and expenses of the Arbiter pursuant to this Section 2C(ii) shall be paid by Buyer, on the one hand, and Seller, on the other hand, in relation to the proportional difference between the Arbiter’s final determination of the Final Purchase Price and each of Buyer’s and Seller’s initial position as to Final Purchase Price, as applicable. The Closing Statement shall be revised to the extent necessary to reflect any mutual resolution in writing by Seller and Buyer and/or any final resolution made by the Arbiter in accordance with this Section 2C(ii). The “Adjustment Finalization Date” shall refer to the date the Closing Statement becomes final and binding on the Parties pursuant to this Section 2C. (iii) If the Closing Purchase Price is less than the Final Purchase Price (such shortfall, the “Adjustment Amount”), then, subject to the other terms and conditions of this Agreement, within five (5) Business Days after the Adjustment Finalization Date, Buyer shall pay by wire transfer in immediately available funds to Seller the Adjustment Amount, together with interest thereon pursuant to Section 2C(v). (iv) If the Closing Purchase Price is greater than the Final Purchase Price (such shortfall, the “Excess Amount”), then, subject to the other terms and conditions of this Agreement, within five (5) Business Days after the Adjustment Finalization Date, Seller shall pay by wire transfer in immediately available funds to Buyer the Excess Amount, together with interest thereon pursuant to Section 2C(v). (v) Any payment pursuant to Section 2C(iii) or Section 2C(iv) shall be made together with interest thereon at a rate per annum equal to the rate of interest most recently published by the Wall Street Journal as the “prime rate” at large U.S. money center banks on the Closing Date, calculated on the basis of the number of days elapsed from the Closing Date to the date of payment. (vi) Buyer agrees that (a) the payment of the Excess Amount (if any) in accordance with Section 2C(iv) and (b) the working capital adjustment, and cash adjustment provided for in this Section 2C, and the dispute resolution provisions provided for in this Section 2C, shall be the exclusive remedies for the matters addressed or that could be addressed by this Section 2C. (vii) Buyer agrees that following the Closing it will not, and it will cause the Company and its Subsidiaries not to, take any actions with respect to the accounting books, records, policies and procedures of the Company and its Subsidiaries that would obstruct or prevent the preparation of the Closing Statement as provided in this Section 2C.

- 5 - (viii) Seller agrees that (a) the payment of the Adjustment Amount (if any) in accordance with Section 2C(iii) and (b) the working capital adjustment and cash adjustment provided for in this Section 2C, and the dispute resolution provisions provided for in this Section 2C, shall be the exclusive remedies for the matters addressed or that could be addressed by this Section 2C. (ix) On the date which is 5 Business Days after the later of (a) the date the amounts held in the Debt Service Reserve Account are assigned, transferred or turned over to Talen Ironwood, LLC under the Amended and Restated Collateral Agency Agreement or Ironwood Indenture, as applicable, and (b) the Indenture Payment Date, Buyer shall pay to the Seller as an adjustment to the Purchase Price, or cause one or more of its Affiliates to pay to Seller, the Residual Reserve Amount. (x) On the date which is 5 Business Days after the later of (a) the date the amounts held in the Project Accounts (other than the Revenue Account, Debt Service Reserve Account, and the Distribution Account) are assigned, transferred or turned over to Talen Ironwood, LLC under the Amended and Restated Collateral Agency Agreement or Ironwood Indenture, as applicable, and (b) the Indenture Payment Date, Buyer shall pay to the Seller as an adjustment to the Purchase Price, or cause one or more of its Affiliates to pay to Seller, the Excess Project Account Amount (if any) paid by Seller pursuant to Section 6O(viii). (xi) Buyer shall take (or cause the Company or its Subsidiaries to take) all such actions and exercise all such rights available to the Company, its Subsidiaries or the Buyer under the Ironwood Indenture, the Amended and Restated Collateral Agency Agreement and/or the other Financing Documents (as such term is defined in the Ironwood Indenture) to cause the Collateral Agent, the Trustee (as such term is defined under the Amended and Restated Collateral Agency Agreement) and the Depositary Bank (as such term is defined under the Amended and Restated Collateral Agency Agreement) to assign, transfer and turn over the Residual Reserve Amount and Excess Project Account Amount to Talen Ironwood, LLC no later than 5 Business Days after the Indenture Payment Date. 2D. Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 at 10:00 a.m. local time, on the third (3rd) Business Day following the satisfaction or waiver of all conditions to the Closing set forth in Article 7 (other than those conditions that by their terms or nature are to be satisfied by performance at the Closing (but subject to the satisfaction or waiver of such conditions at the Closing) or at such other time, date and place as may be mutually agreed to in writing by the Parties; provided, however, that in no event shall the Closing occur prior to January 1, 2016. The date on which the Closing actually occurs being referred to herein as the “Closing Date.” The Closing shall be deemed effective as of 12:01 a.m. (Eastern Standard Time) on the Closing Date. 2E. Seller’s Deliverables. At the Closing, subject to the terms and conditions of this Agreement, Seller shall have delivered, or caused to have been delivered, to Buyer (or to the applicable beneficiary specified below) each of the following, with each delivery being deemed to have occurred simultaneously with the other events: (i) a certificate executed by a duly authorized signing officer of Seller and the Company and its Subsidiaries certifying to (a) true, complete and correct copies of the Organizational Documents of the Company, as amended, supplemented or modified to the Closing Date; (b) true, complete and correct copies of all resolutions and/or written consents of the members or board of managers of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Seller or the Company and any of its Subsidiaries is party and authorizing the transactions contemplated hereby and thereby; and (c) the names and signatures of each individual

- 6 - authorized to sign on behalf of Seller this Agreement, any Ancillary Agreement to which Seller or the Company or any of its Subsidiaries is party or any other document to be delivered by Seller in connection with the consummation of the transactions contemplated hereby or thereby; (ii) except as otherwise required in accordance with applicable Law, an executed counterpart of the Membership Interest Transfer Agreement in respect of the Seller Interests substantially in the form attached as Exhibit C (the “Membership Interest Transfer Agreement”); (iii) a letter of resignation for such officers and managers of the Company and its Subsidiaries, effective as of the Closing Date, as designated by Buyer to Seller in writing at least ten (10) Business Days prior to the Closing; (iv) a certificate of its direct or indirect regarded parent’s non-foreign status as set forth in Treasury Regulations promulgated under Section 1445 of the Code; (v) the certificate set forth in Section 7A(iii); (vi) a good standing certificate, as of a recent date not more than five (5) days prior to the Closing Date, for Seller, issued by the Secretary of State of the State of Delaware; (vii) evidence of the termination, severance or assignment to Seller or a Non- Company Affiliate of each Terminated Affiliate Arrangement, in form and substance reasonably satisfactory to Buyer; and (viii) the applicable Limited Guarantee, duly executed and delivered by Talen Energy Supply, LLC. 2F. Buyer’s Deliverables. At the Closing, subject to the terms and conditions of this Agreement, Buyer shall have delivered, or caused to have been delivered, to Seller (or to the applicable beneficiary specified below) each of the following, with each delivery being deemed to have occurred simultaneously with the other events: (i) an executed counterpart of the Membership Interest Transfer Agreement; (ii) a certified copy of the resolutions or consent of the board of directors or similar governing body of Buyer approving the Purchase and this Agreement; (iii) the certificate set forth in Section 7B(iii); (iv) any other documents required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement; (v) by wire transfer of immediately available funds to Seller (to such account or accounts as Seller shall have designated to Buyer in writing at least five (5) Business Day prior to the Closing Date), an aggregate amount equal to the Closing Purchase Price; and (vi) the applicable Limited Guarantee, duly executed and delivered by TransCanada Corporation and TransCanada Energy USA, Inc.

- 7 - ARTICLE 3 REPRESENTATIONS AND WARRANTIES RELATING TO SELLER As an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants as of the date of this Agreement and (if the Closing should occur, as of the Closing Date), except as set forth in the section of the Company Disclosure Letter corresponding to the Section of this Agreement (subject to Section 10M) that: 3A. Organization and Existence. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and in each jurisdiction in which the ownership or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to so exist or be in good standing would not, individually or in the aggregate, be material. 3B. Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller’s limited liability powers and have been duly authorized by all necessary action on the part of Seller. This Agreement constitutes (assuming the due execution and delivery by Buyer) a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other Laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles (whether considered in a proceeding in equity or at law). 3C. Legal Proceedings. Except as set forth in Schedule 3C of the Company Disclosure Letter, there are no Claims pending or, to the Seller’s Knowledge, threatened in writing, against Seller before any Governmental Entity that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Seller is not subject to any Order that prohibits the consummation of the Purchase or would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. 3D. Noncontravention. Assuming receipt of the HSR Approval and the Governmental Authorizations set forth on Exhibit D, except as set forth on Schedule 3D of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by Seller do not, and the consummation by Seller of the transactions contemplated hereby will not, (i) contravene or violate any provision of the Organizational Documents of Seller, or (ii) constitute a material default of, give any third party the right to terminate, modify or accelerate any obligation under, or require any authorization, consent, approval, exemption or other action by, or notice to, any Governmental Entity as a result of, any Order to which Seller, is subject, except, with respect to the foregoing clause (ii) as would not, individually or in the aggregate, be material. 3E. Title. Seller owns, beneficially and of record, each Seller Interest free and clear of all Liens other than those arising pursuant to this Agreement and applicable securities Laws. All of the Seller Interests have been duly authorized and validly issued pursuant to the Company’s Organizational Documents. Except as set forth on Schedule 3E of the Company Disclosure Letter, (i) there are no outstanding options, warrants or other rights to purchase or otherwise acquire any equity interests of the Company or its Subsidiaries or obligations of any kind convertible into or exchangeable for any equity interests of the Company or its Subsidiaries, (ii) there are no outstanding contractual obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any equity securities of the Company or its Subsidiaries and (iii) there are no voting trusts, limited liability company agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party

- 8 - with respect to the voting or transfer of any of the equity interests of the Company or any of its Subsidiaries. 3F. Brokers. Neither Seller nor any of its current Affiliates (including, for these purposes, the Company and its Subsidiaries) have any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer or its Affiliates as of the Closing Date (including, for these purposes, the Company and its Subsidiaries) could become liable or obliged. ARTICLE 4 REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY As an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants as of the date of this Agreement and (if the Closing should occur, as of the Closing Date), except as set forth in the Company Disclosure Letter (subject to Section 10M) that: 4A. Organization and Existence. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and in each jurisdiction in which the ownership or operation of its properties or assets or conduct of its business requires such qualification, except any such failure to so exist and be in good standing as would not, individually or in the aggregate, be material. The Company is duly authorized to conduct business in, and is duly qualified and in good standing under the laws of the State of Pennsylvania, except any such failure as would not, individually or in the aggregate, be material. The Company has all requisite power and authority necessary to own and operate its properties and assets and to carry on its businesses as now conducted, except where the failure to have such power and authority would not, individually or in the aggregate, be material. 4B. Subsidiaries. Schedule 4B of the Company Disclosure Letter sets forth the name of each Subsidiary of the Company and the jurisdiction of its incorporation or organization. Each such Subsidiary listed on Schedule 4B of the Company Disclosure Letter is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and in each jurisdiction in which the ownership or operation of its properties or assets or conduct of its business requires such qualification, except any such failure to so exist and be in good standing as would not, individually or in the aggregate, be material. Except as set forth on Schedule 4B of the Company Disclosure Letter, all of the outstanding capital stock or other equity securities of each such Subsidiary are owned by the Company free and clear of all Liens other than those arising pursuant to this Agreement and applicable securities Laws. 4C. Noncontravention. Assuming receipt of the HSR Approval and the Governmental Authorizations set forth on Exhibit D, except as set forth on Schedule 4C of the Company Disclosure Letter, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party by Seller do not, and the consummation by Seller of the transactions contemplated hereby will not, (i) contravene or violate any provision of the Organizational Documents of the Company or any of its Subsidiaries, (ii) contravene or violate any applicable Law, (iii) constitute a material default of, give any third party the right to terminate, modify or accelerate any obligation under, or require any authorization, or consent under any Material Contract, (iv) constitute a material default of, give any third party the right to terminate, modify or accelerate any obligation under, or require any authorization, or consent under any Order to which the Company or any of its Subsidiaries, is subject, or (v) result in the creation of any Liens against any of assets or property of the Company or any of its Subsidiaries except, with respect to the foregoing clauses (ii) through (v) as would not, individually or in the aggregate, be material.

- 9 - 4D. Financial Statements; Absence of Undisclosed Liabilities. (i) Schedule 4D(i) of the Company Disclosure Letter sets forth the unaudited consolidated balance sheets and statements of income of the Company and its Subsidiaries as of and for the year ended December 31, 2014 and the six months ended June 30, 2015 (collectively, the “Financial Statements”). Except as set forth on Schedule 4D(i) of the Company Disclosure Letter, the Financial Statements fairly present, in all material respects, in conformity with GAAP, the consolidated financial position and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated therein, subject to normal year-end adjustments and the absence of footnotes. (ii) Except as disclosed on Schedule 4D(ii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations that would be required to be disclosed on a balance sheet prepared in accordance with GAAP applied consistently with the Financial Statements, except (a) liabilities or obligations reflected or reserved against in the Financial Statements, and (b) liabilities or obligations that have arisen in the ordinary course of business consistent with past practice since June 30, 2015, (c) liabilities or obligations to be included in the computation of Closing Net Working Capital, (d) liabilities or obligations under any Material Contract (excluding liabilities or obligations for any breaches thereof by the Company or any of its Subsidiaries), and (e) which are not material in amount. 4E. Absence of Certain Changes or Events. Except (i) as set forth on Schedule 4E of the Company Disclosure Letter and (ii) in connection with any process relating to the sale of the Company and its Subsidiaries, including entering into this Agreement, since December 31, 2014, the Company’s and its Subsidiaries’ respective businesses have been conducted in accordance with the ordinary course of business consistent with past practice in all material respects, except as would not, individually or in the aggregate, reasonably be material. Since December 31, 2014, there has not been any change, event or effect that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. 4F. Legal Proceedings. Except as disclosed on Schedule 4F of the Company Disclosure Letter, there are no Claims pending or, to the Seller’s Knowledge, threatened in writing, against the Company or any of its Subsidiaries before any Governmental Entity that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed on Schedule 4F of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to any Order that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. 4G. Compliance with Laws; Permits. (i) Except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Laws applicable to them. (ii) All Permits necessary for the Company and its Subsidiaries to own, lease, maintain, operate or conduct their respective businesses as currently conducted (taking into account the business with all capital improvements set forth on Schedule 6B(i) of the Company Disclosure Letter that are currently underway) are held by the Company or such Subsidiary except (i) where the failure to have any such Permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (ii) as set forth on Schedule 4G(ii) of the Company Disclosure Letter. All such Permits held by the Company or any of its Subsidiaries are in full force and effect and any necessary renewals have been timely filed, except where such failure would not, individually or in the aggregate,

- 10 - reasonably be expected to result in a Material Adverse Effect. No suspension or cancellation of any such Permit held by the Company or any of its Subsidiaries is pending or, to the Seller’ Knowledge, threatened in writing, except where such suspension or cancellation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation, breach or default of any such Permit held by the Company or any of its Subsidiaries, except where such violation, breach or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. 4H. Material Contracts. (i) Schedule 4H(i) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of all of the following material Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or the assets of the Company or any of its Subsidiaries may be bound, excluding the Terminated Affiliate Arrangements (the “Material Contracts”): (a) Contracts for the future purchase, exchange, conversion, sale or transport of coal, oil, gas, water or other fuels, waste water, chemicals, solid waste products, and effluent; (b) Contracts for the future purchase, exchange or sale of electric energy, capacity or ancillary services; (c) Contracts for the future transmission of electric power (other than Contracts for transmission services provided under a tariff of general applicability); (d) Contracts for the interconnection of electric generation facilities to third party transmission facilities; (e) other than Contracts of the nature addressed by Section 4H(i)(a)-(d) any Contract (I) for the construction, purchase, exchange or sale of any capital asset or (II) that grants a right or option to purchase, exchange or sell any capital asset, other than a Contract entered into in the ordinary course of business relating to capital assets with a value of less than $50,000 individually or $250,000 in the aggregate; (f) Contracts under which it has created, incurred, assumed or guaranteed any outstanding Indebtedness; (g) outstanding Swaps, including the market value of each such Swap as of the most recent date for which such information is available and specifying such date, that is intended to reduce or eliminate the fluctuations in the prices of commodities, currency, exchange rates or interest rates (each, a “Derivative Instrument”); (h) Contracts that have underlying value and payment liability driven by or tied to fluctuations in the price of commodities, including electric power, natural gas, fuel oil, other fuel or securities, to the extent not covered in clause (g) above, including the market value of each such Contract as of the most recent date for which such information is available and specifying such date; (i) any lease, sublease, license or similar agreement under which (I) the Company or any of its Subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (II) the Company or any of its Subsidiaries is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned

- 11 - or leased by the Company or any of its Subsidiaries, in each case which has future required scheduled payments in excess of $50,000 per annum; (j) each Lease involving aggregate payments in excess of $50,000 per annum; (k) any Contract containing a covenant not to compete granted by the Company or any of its Subsidiaries in favor of a third party that materially impairs the business of the Company and its Subsidiaries as currently conducted; (l) partnership, joint venture or limited liability company agreements involving a sharing of profits with or the investment or loan of capital to, a third party (including Contracts regarding the joint ownership or operation of any material asset of the Company or any of its Subsidiaries); (m) any collective bargaining agreement or similar agreement with any trade union, works council or other labor organization; (n) any Contract involving resolution or settlement of any actual or threatened Claim in an amount greater than $250,000 that has not been fully performed by the Company or any of its Subsidiaries or otherwise imposes continuing obligations on the Company or any of its Subsidiaries; and (o) any other Contract (other than Contracts of the nature addressed by Section 4H(i)(a)-(n)) that (x) has future scheduled payments to or from the Company or any of its Subsidiaries of more than $50,000 per annum or (y) has a remaining term of longer than three (3) years, in each case other than Contracts that can be cancelled or terminated by the Company or its applicable Subsidiary without payment or penalty in excess of $50,000 upon notice of ninety (90) days or less. (ii) Each Material Contract (a) constitutes the valid and binding obligation of the Company or one or more of its Subsidiaries party thereto and, to the Seller’s Knowledge, the other parties thereto and (b) is in full force and effect, in all material respects, subject in each case to general principles of equity and except as the enforceability thereof may be limited by the application of bankruptcy, moratorium and other Laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles (whether considered in a proceeding in equity or at law). (iii) Except as disclosed on Schedule 4H(iii) of the Company Disclosure Letter, the Company and each of its Subsidiaries, and to the Seller’s Knowledge, each other party thereto, has performed all material obligations required to be performed by it to date under the Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except for failures to perform or any such breach or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. 4I. Owned Real Property; Personal Property. (i) Schedule 4I(i) of the Company Disclosure Letter sets forth a true and complete list of each parcel of Owned Real Property. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company or one of its Subsidiaries (1) owns and has good title to all of the Owned Real Property (other than severed oil, gas and/or mineral rights and other hydrocarbon interests) free and clear of all Liens (other than Permitted Liens); (2) except as set forth on Schedule 4I(i)(2) of the Company Disclosure Letter or pursuant to a Permitted Lien, has

- 12 - not leased or otherwise granted to any Person any right to use or occupy such Owned Real Property or any material portion thereof that is still in effect; and (3) except as set forth on Schedule 4I(i)(3) of the Company Disclosure Letter or pursuant to a Permitted Lien, has not granted any outstanding options, rights of first refusal, rights of first offer, rights of reverter or other third-party rights to purchase any of the Owned Real Property. (ii) Schedule 4I(ii) of the Company Disclosure Letter sets forth a true and complete list of all Leases for each parcel of Leased Real Property. To the Seller's Knowledge, except (a) as set forth on Schedule 4I(ii) of the Company Disclosure Letter, or (b) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no event has occurred which would allow the other party thereto to terminate or accelerate performance under or otherwise modify (with or without the lapse of time or the giving of notice, or both) any of such Leases. The Owned Real Property and the Leased Real Property includes all Real Property necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (iii) Except (a) as set forth on Schedule 4I(iii) of the Company Disclosure Letter, (b) for Permitted Liens, or (c) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company or one of its Subsidiaries owns (or prior to the Closing will own), free and clear of all Liens, or has (or prior to the Closing will have) a contract, license or lease to use, all of the personal property and assets of the Company and its Subsidiaries used in the businesses or operations of the Company and its Subsidiaries as currently conducted (taking into account the business with all capital improvements set forth on Schedule 6B(i) of the Company Disclosure Letter that are currently underway) . (iv) Except (a) as set forth on Schedule 4I(iv) of the Company Disclosure Letter, (b) for Permitted Liens, or (c) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company or one of its Subsidiaries has such easements, rights-of-way, permits or licenses from each Person (collectively, the “Non-Possessory Interests”) as are sufficient to conduct its businesses as currently conducted. (v) Except (a) as set forth on Schedule 4I(v) of the Company Disclosure Letter or (b) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the machinery and equipment included among the assets of the Company and its Subsidiaries are in normal operating condition for similar facilities of a similar age and in a state of reasonable maintenance and repair and are suitable for the purposes for which they are now being used in the conduct of the businesses of the Company and its Subsidiaries. (vi) To Seller’s Knowledge, there has not occurred any vibrational or blasting event or events which could have a material effect on any component of the Owned Real Property, Leased Real Property, or related tangible personal property of any of the Company or its Subsidiaries. 4J. Employee Matters. (i) Schedule 4J(i) of the Company Disclosure Letter sets forth a list of each material Employee Benefit Plan. Neither the Company nor any of its Subsidiaries sponsors or administers any Employee Benefit Plan. (ii) Other than routine claims for benefits, there is no Claim pending or, to the Seller’s Knowledge, threatened in writing against the Company or any of its Subsidiaries arising out of an

- 13 - Employee Benefit Plan, except for Claims as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (iii) Neither the Company nor any of its Subsidiaries contributes to, or has any obligation to contribute to, or has any material liability with respect to, any Title IV Plan or any Multiemployer Plan. (iv) Except as set forth in Schedule 4J(iv) of the Company Disclosure Letter, with respect to the Company and its Subsidiaries: (a) there are no collective bargaining agreements or collective bargaining relationships; (b) to the Seller’s Knowledge, there are no union organizing or decertification activities underway or threatened nor have any such activities occurred within the past three (3) years; and (c) there are no labor strikes, slowdowns, work stoppages, lockouts or other similar material labor disputes pending or, to the Seller’s Knowledge, threatened and no such disputes have occurred within the past three (3) years. (v) In the past twelve (12) months neither the Company nor any of its Subsidiaries has implemented any “plant closings” or “mass layoffs” requiring notice under the Worker Adjustment or Retraining Act of 1988, as amended, or any similar Law (collectively, the “WARN Act”). This Section 4J contains the sole and exclusive representations and warranties of the Seller with respect to employee matters or Employee Benefit Plans. 4K. Environmental. Except as set forth on Schedule 4K of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws; (ii) the Company and each of its Subsidiaries maintains and is in compliance with all Permits required pursuant to applicable Environmental Laws for the operation of their respective businesses as conducted on the date hereof (“Environmental Permits”), and such Environmental Permits are in full force and effect; (iii) within the past two (2) years, neither the Company nor any of its Subsidiaries has received any written notice regarding any actual or alleged violation of applicable Environmental Laws, or any liabilities arising under applicable Environmental Laws; (iv) there are no Claims pending or, to the Seller’s Knowledge, threatened in writing against the Company or any of its Subsidiaries before or by any Governmental Entity pursuant to applicable Environmental Laws; and (v) to the Seller’s Knowledge, there have been no releases, prior to the date hereof, of Hazardous Substances at the Owned Real Property or the Leased Real Property in concentrations or circumstances that are required by applicable Environmental Laws to be investigated or remediated by the Company or any of its Subsidiaries and which have not been remedied. This Section 4K contains the sole and exclusive representations and warranties of Seller with respect to any environmental, health, or safety matters, including without limitation any relating to Environmental Laws or Hazardous Substances. 4L. Insurance. The Company and its Subsidiaries receive insurance coverage through policies maintained by Affiliates of Seller. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, all of such insurance policies with respect to the policy year that includes the date of this Agreement are in full force and effect, and the applicable Seller Affiliate is not in default regarding its obligations under any of such insurance policies.

- 14 - 4M. Tax Matters. Except as set forth on Schedule 4M of the Company Disclosure Letter or for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) All Tax Returns required to be filed by or with respect to the Company and its Subsidiaries (or any consolidated, combined, unitary or affiliated group of which any of them is or has been a member) have been filed when due in accordance with all applicable Laws and all such Tax Returns are true, correct and complete in all material respects; (ii) All amounts of Taxes due and payable by or with respect to the Company and its Subsidiaries (or any consolidated, combined, unitary or affiliated group of which any of them is or has been a member) have been paid in full within the time required by Law; (iii) There is no action, suit, proceeding, investigation, audit or claim pending or threatened with respect to any Tax of or payable with respect to the Company or its Subsidiaries (or any consolidated, combined, unitary or affiliated group of which any of them is or has been a member) that would, individually or in the aggregate, be material; (iv) There are no currently effective waivers or extensions of the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes of or payable with respect to the Company and its Subsidiaries (or any consolidated, combined, unitary or affiliated group of which any of them is or has been a member); (v) The Company and its Subsidiaries (or any consolidated, combined, unitary or affiliated group of which any of them is or has been a member) have complied in all material respects with all applicable Laws regarding the collection, withholding and remittance to the appropriate Tax Authority of amounts required to be collected or withheld by the Company and its Subsidiaries for the payment of Taxes; (vi) None of the Company nor its Subsidiaries (A) is a party to, bound by, or obligated under any Tax sharing, allocation, indemnity or similar agreement or arrangement, other than ordinary commercial Contracts the primary purpose of which is not the sharing, allocation or indemnification of any Tax (each a “Tax Sharing Agreement”) that will not be cancelled prior to the Closing Date, (B) is or was a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any consolidated, combined or unitary group for Tax purposes (other than a group the common parent of which is an Affiliate of Seller as of the Closing Date), or (C) has any liability for Taxes of any other Person under applicable Law (including Treasury Regulations Section 1.1502-6); (vii) None of the assets of the Company nor its Subsidiaries is (A) tax-exempt use property under Section 168(h) of the Code, (b) tax-exempt bond financed property under Section 168(g) of the Code, (C) limited use property under Revenue Procedure 2001-28, 2001-C.C. 1156, or (D) treated as owned by another Person under Section 168 of the Code; (viii) None of the Company nor its Subsidiaries will be required to include any item of income in, or exclude any items of deduction from, taxable income for any taxable period (or portion thereof) ending after the day immediately preceding the Closing Date as a result of any (A) change in method of accounting for a Pre-Closing Period, (b) installment sale or open transaction disposition or intercompany transaction made prior to the Closing Date, or (C) prepaid amount received prior to the Closing Date, in each case, pursuant to an applicable provision of state, local or foreign law; (ix) None of the Company nor its Subsidiaries is subject to any closing agreement pursuant to Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign

- 15 - Law), or is subject to, or has pending any request for, any private letter ruling, technical advice or permission for any change in accounting methods, in each case, that could create a material amount of income or disallow a material amount of deduction, in each case, with respect to a taxable period (or portion thereof) beginning on or after the Closing Date; (x) None of the Company nor its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b); (xi) None of the real property of the Company nor its Subsidiaries is the subject of any current or pending Property Tax appeals with respect to a Governmental Entity' implied fair market valuation of such real property; (xii) None of the Company nor its Subsidiaries is a "real estate company" within the meaning of the Pennsylvania Realty Transfer Tax Act (72 P.S. Section 8101-C et seq.); (xiii) Each of the Company and its Subsidiaries is, and has at all times since the date of its formation been, classified as a “disregarded entity” for U.S. federal income tax purposes. 4N. Regulatory Status. Talen Ironwood, LLC is an “exempt wholesale generator” as such term is defined in the Public Utility Holding Company Act of 2005, as amended, and the regulations of the FERC thereunder and has been authorized by the FERC under the FPA to make sales of electric capacity and energy at market-based rates. Seller has no Knowledge of any facts that are reasonably likely to cause Talen Ironwood, LLC to lose its status as an “exempt wholesale generator” or its market-based rate authorization. Except as set forth in Schedule 4N of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to regulation as a “public utility” or “public service company” (or similar designation) with respect to its rates, securities issuances or capital structure by any state Governmental Entity. 4O. Intellectual Property. Schedule 4O of the Company Disclosure Letter sets forth all of the following that are owned by or filed in the name of the Company or any of its Subsidiaries: (i) patented or registered material Intellectual Property Rights and (ii) pending patent applications and applications for registration of other material Intellectual Property Rights. Except as set forth on Schedule 4O of the Company Disclosure Letter and as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company or one of its Subsidiaries owns and possesses good title to all Company Intellectual Property. No Claims are pending or, to the Seller’s Knowledge, threatened in writing against the Company or any of its Subsidiaries as of the date of this Agreement with respect to the ownership, use or validity of any Company Intellectual Property, other than Claims which if determined adversely to the Company or any of its Subsidiaries would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. 4P. Affiliate Transactions. Schedule 4P of the Company Disclosure Letter sets forth a list as of the date of this Agreement of (i) all Material Contracts between the Company or any of its Subsidiaries, on the one hand, and Seller or any of its Affiliates (other than the Company or any of its Subsidiaries), on the other hand, and (ii) all Material Contracts between the Company or any of its Subsidiaries, on the one hand, and any officer or manager of the Company or any of its Subsidiaries, on the other hand, other than (x) loans and other extensions of credit to managers and officers of the Company or any of its Subsidiaries for travel, business or relocation expenses or other employment- related purposes in the ordinary course and (y) the Employee Benefit Plans. 4Q. Books and Records. The Books and Records contain complete and accurate minutes of all meetings and all resolutions and other actions in lieu of meetings of the manager, directors

- 16 - and members of the Company and its and their Subsidiaries since April 13, 2012 and an accurate register of the Company’s and its and their Subsidiaries’ current members, including any transfer of membership interest since April 13, 2012. The Books and Records of the Company and its Subsidiaries have been maintained, in accordance with applicable Law and reasonable industry practice, except any such failure as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. 4R. Exclusive Representations and Warranties. It is the explicit intent of each Party hereto that Seller is not making any representation or warranty whatsoever, express or implied, except those representations and warranties expressly set forth in Article 3 and this Article 4. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER As an inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants as of the date of this Agreement that: 5A. Organization and Existence. Buyer is a corporation duly formed, validly existing and in good standing under the Laws of Delaware and in each jurisdiction in which the failure to so exist or be in good standing would reasonably be expected to have a material and adverse effect on Buyer’s ability perform its obligations hereunder. 5B. Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within Buyer’s corporate powers and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes (assuming the due execution and delivery by Seller) a valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other Laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles (whether considered in a proceeding in equity or at law). 5C. Legal Proceedings. There are no Claims pending or, to Buyer’s knowledge, threatened in writing, against Buyer before any Governmental Entity that would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Buyer’s ability to perform its obligations hereunder. Buyer is not subject to any Order that prohibits the consummation of the Purchase or would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Buyer’s ability to perform its obligations hereunder. 5D. Noncontravention. Assuming receipt of the HSR Approval and the Governmental Authorizations set forth on Exhibit D, the execution, delivery and performance of this Agreement by Buyer do not, and the consummation by Buyer of the transactions contemplated hereby will not, (i) contravene or violate any provision of the Organizational Documents of Buyer, or (ii) constitute a material default of, give any third party the right to terminate, modify or accelerate any obligation under, or require any authorization, consent, approval, exemption or other action by, or notice to, any Governmental Entity, except, with respect to the foregoing clause (ii) as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Buyer’s ability to perform its obligations hereunder. 5E. Compliance with Laws. Except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Buyer’s ability to perform its obligations hereunder, Buyer is in compliance with all Laws applicable to it.

- 17 - 5F. Brokers. Neither Buyer nor any of its current Affiliates have any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller or its Affiliates could become liable or obliged. 5G. Investment Intent. Buyer is acquiring the Seller Interests for its own account for investment and not with a view to any distribution or other disposition of all or any part thereof in violation of federal or state securities Laws. Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Seller Interests and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Seller Interests. Buyer is an “accredited investor” as such term is defined in Regulation D under the U.S. Securities Act. Buyer understands that the Seller Interests have not been registered pursuant to the Securities Act or any applicable state securities Laws, that the Seller Interests will be characterized as “restricted securities” under federal securities Laws and that under such Laws and applicable regulations the Seller Interests cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. 5H. Available Funds. Buyer has cash available to enable it to complete the transactions contemplated by this Agreement, pay all amounts payable by Buyer hereunder and all fees and expenses required to be paid by Buyer in connection with the transactions contemplated hereby. In no event shall the receipt by, or the availability of any funds or financing to, Buyer or any of its Affiliates or any other financing be a condition to Buyer’s obligation to consummate the Closing. 5I. Investigation. Buyer acknowledges that it has conducted its own independent investigation of the Company and its Subsidiaries and is relying on its own investigation and analysis in entering into and proceeding with the transactions contemplated hereby. Buyer is sophisticated and knowledgeable about the industries in which the Company and its Subsidiaries operate and is capable of evaluating the merits and risks of the Purchase as contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time. Buyer has such knowledge and experience as to be aware of the risks and uncertainties inherent in the purchase of the Seller Interests. Buyer has been afforded access to the books and records, facilities and personnel of the Company and its Subsidiaries for purposes of conducting a due diligence investigation and has conducted a due diligence investigation of the Company and its Subsidiaries to its satisfaction. 5J. Solvency; Fraudulent Conveyance. Immediately after giving effect to the transactions contemplated hereby, Buyer and each of its Subsidiaries (including the Company and its Subsidiaries after the Closing) (i) shall be able to pay their respective debts as they become due and (ii) shall own assets which have a fair saleable value (if sold as an entirety with reasonable promptness in an arm’s length transaction under present conditions) in excess of their liabilities (whether liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured or otherwise). Immediately after giving effect to the transactions contemplated hereby, Buyer and each of its Subsidiaries (including the Company and its Subsidiaries after the Closing) shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer and its Subsidiaries (including the Company and its Subsidiaries after the Closing). 5K. Legal Impediments. There are no facts relating to Buyer, any applicable Law or any Contract to which Buyer is a party that would disqualify Buyer from obtaining control of the Company and its Subsidiaries or that would prevent, delay or limit the ability of Buyer to effect the Closing.

- 18 - 5L. No Conflicting Contracts. Neither Buyer nor any of its Affiliates is a party to any Contract to build, develop, acquire or operate any electric generation, or otherwise owns assets or is engaged in a business, that would reasonably be expected to impair or cause a material delay in any Governmental Entity’s granting of a consent to the transactions contemplated hereby, and neither Buyer nor any of its Affiliates has any plans to enter into any such Contract, acquire any such assets or engage in any such business prior to the Closing Date. 5M. Regulatory Status. Buyer is not a “public utility” as defined in the FPA. Schedule 5M identifies each of Buyer’s “affiliates” (under and as defined in the FPA and the rules and regulations of FERC promulgated thereunder) that are “public utilities” as defined in the FPA and are subject to regulation by FERC as public utilities. Each of Buyer’s “affiliates” (under and as defined in the FPA and the rules and regulations of FERC promulgated thereunder) selling electric energy, capacity and certain ancillary services at wholesale subject to the jurisdiction of FERC under the FPA has been authorized by FERC to make wholesale sales of electric energy, capacity and/or certain ancillary services at market- based rates pursuant to Section 205 of the FPA, except for any such affiliate that owns one or more “qualifying facilities” as defined in the FERC rules and regulations promulgated under the Public Utility Regulatory Policies Act of 1978, as amended, that are entitled to exemption from regulation under Section 205 of the FPA. Buyer is not subject to regulation as a “public utility” or “public service company” (or similar designation) with respect to its rates, securities issuances or capital structure by any state Governmental Entity. 5N. Plant Closings and Mass Lay-Offs. For a period of ninety (90) days after the Closing Date, Buyer does not plan or contemplate any plant closings, reductions in force or terminations of Transferred Employees that, in the aggregate, would trigger the WARN Act. To facilitate the covenants set forth in this Section 5N, on or before the Closing Date Seller shall provide Buyer with a list of employee layoffs, by date and location, implemented by the Company or any of its Subsidiaries in the ninety (90)-day period preceding the Closing. 5O. No Other Representations or Warranties. It is the explicit intent of each Party hereto that Buyer is not making any representation or warranty whatsoever, express or implied, except those representations and warranties expressly set forth in this Article 5. ARTICLE 6 COVENANTS 6A. Access to Information. (i) During the Interim Period, Seller shall cause the Company and its Subsidiaries to grant to Buyer and its authorized Representatives reasonable access, during normal business hours and upon reasonable advance notice, to its senior officers, properties, Books and Records that are in the possession or under the control of the Company or any of its Subsidiaries to the extent relating to the transition of the Company’s and its Subsidiaries’ respective businesses and the Seller Interests to Buyer; provided that (i) such access does not unreasonably interfere with the normal operations of the Company or any of its Subsidiaries, (ii) such access shall occur in such a manner as Seller reasonably determines to be appropriate to protect the confidentiality of the transactions contemplated by this Agreement, (iii) all requests for such access shall be directed to the Person(s) listed on Exhibit E hereto or such other Person(s) as Seller may designate in writing from time to time (collectively, the “Designated Contacts”), and (iv) nothing herein shall require Seller to cause the Company or any of its Subsidiaries to provide access, or to disclose any information, to Buyer or any of its Representatives if such access or disclosure (w) would cause significant competitive harm to Seller or any of its Affiliates, (x) would waive any legal privilege, (y) would be in violation of applicable Laws or (z) would be in violation of the provisions of

- 19 - any Contract to which Seller, the Company or any Subsidiary of the Company is a party; provided that Seller shall use its commercially reasonable efforts to disclose information that would otherwise be limited by clause (x) or clause (z) in a manner that does not result in the loss of such privilege or does not result in the violation of such Contract (including to request, but shall not be required to obtain, a waiver of any confidentiality obligations upon Buyer’s reasonable written request). Other than the Designated Contacts or as expressly provided in the preceding sentence, Buyer is not authorized to and shall not (and shall cause its Representatives and Affiliates not to) contact (except in the ordinary course of Buyer’s business on matters unrelated to the transactions contemplated by this Agreement) any officer, director, employee, customer, supplier, regulator, distributor, lessee, lessor, lender, noteholder, direct or indirect equityholder or other material business relation or contact of Seller or any of its Affiliates, in each case, prior to the Closing without the prior written consent of Seller. Buyer shall, and shall cause its Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information furnished to it or its Representatives pursuant to this Agreement. For the avoidance of doubt, in no event shall the access provided for in this Section 6A or any other obligation of any Person hereunder include any right of Buyer or any of its Affiliates or Representatives to conduct any sampling or analysis of environmental media, including sampling of the nature commonly referred to as a “Phase II Environmental Investigation,” such as air, any soil or groundwater testing. (ii) For a period of six (6) years after the Closing Date, Buyer shall preserve and retain, or cause the Company or its applicable Subsidiary to preserve, retain and maintain in an accessible form, all corporate, accounting, legal, auditing or other books and records of the Company and its Subsidiaries relating to the conduct of the businesses and operations of the Company and its Subsidiaries on or prior to the Closing Date; provided, however, that Buyer shall preserve, retain and maintain in an accessible form, or cause the Company or its applicable Subsidiary to preserve and retain, all Tax books and records until the later of (a) the sixth (6th) anniversary of the Closing Date and (b) six (6) months after the last date required for retention of such books and records under applicable Law. (iii) After the Closing Date, Buyer will, and will cause the Company, its Subsidiaries and their respective Representatives to permit Seller (and its Representatives) to have reasonable access to, and to inspect and copy (including in electronic form), all materials referred to in Section 6A(ii) and to meet with officers and employees of Buyer, the Company, the Subsidiaries of the Company and their respective Affiliates and Representatives on a mutually convenient basis in order to obtain explanations with respect to such materials, and to obtain additional information; provided, however, that in the event that Buyer transfers all or a portion of the business of the Company or any of its Subsidiaries to any third party during the period referred to in Section 6A(ii), Buyer may transfer to such third party all or a portion of the books, records, files and documents related thereto, provided such third party transferee expressly assumes in writing the obligations of Buyer under this Section 6A(iii) in an agreement in which Seller has third party beneficiary right. In addition, on and after the Closing Date, at Seller’s request and cost, Buyer shall make available to Seller, its Affiliates and their respective Representatives, reasonable access, during normal business hours and upon reasonable advance notice, to those officers and employees of the Company and the Subsidiaries of the Company requested by Seller in connection with any third party Claim against Seller or its Affiliates for which such officers and employees have knowledge, including to provide testimony, to be deposed, to act as witnesses and to assist counsel, in which case all of the provisions set forth in Section 6A(i) shall apply mutatis mutandis for the benefit of Buyer and its Affiliates in the place and stead of Seller. 6B. Conduct of the Company Pending Closing. (i) During the Interim Period, except as (w) set forth on Schedule 6B of the Company Disclosure Letter, (x) consented to by Buyer in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (y) contemplated by this Agreement or (z) as otherwise

- 20 - required by any applicable Law, Permit or Material Contract, Seller shall cause the Company and its Subsidiaries to (a) conduct their respective businesses in the ordinary course of business, (b) use commercially reasonable efforts to preserve their respective businesses as currently conducted, including preserving relationships with Governmental Entities, customers and suppliers and other Persons having business relationships with the Company and its Subsidiaries, and (c) progress the activities related to ongoing steam power augmentation and other capital improvement work, consistent with past practice and in accordance with prudent electric industry practice as an owner and operator of power generating facilities. Each of Buyer and Seller shall, as soon as practicable use good faith efforts to negotiate and execute and deliver, or cause their Affiliates to execute and deliver the Transition Services Agreement. Without limiting the foregoing, during the Interim Period, except as (w) set forth on Schedule 6B of the Company Disclosure Letter, (x) consented to by Buyer in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (y) contemplated by this Agreement or (z) as otherwise required by any applicable Law, Permit or Material Contract, Seller shall cause the Company and each of its Subsidiaries not to: (a) sell or dispose of any of its material assets or properties, other than sales and dispositions in the ordinary course of business, sales or dispositions of obsolete or surplus assets, sales and dispositions in connection with the normal repair or replacement of assets or properties; (b) merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all the assets of, or otherwise acquire any business or any other Person; (c) grant, issue, pledge, transfer, dispose of or create any Lien on or sell any of its equity securities, securities convertible into any of its equity securities, or any options, warrants or other rights to purchase its equity securities; (d) liquidate, dissolve, reorganize or otherwise wind up its business or operations; (e) amend or modify its Organizational Documents; (f) engage in any material new line of business; (g) make, revoke or amend any Tax election which would alter the classification of the Company or any of its Subsidiaries as disregarded as separate from its owner for U.S. federal income Tax purposes; (h) except (1) in the ordinary course of business, (2) in connection with a promotion based on job performance or workplace requirements, (3) as may be required under existing Contracts, including any Employee Benefit Plan or applicable Law, (4) any increases for which Seller or any of its Affiliates (other than the Company and its Subsidiaries) shall be solely obligated, or (5) in the event of an adoption, amendment or grant that affects a broad cross-section of employees of Seller or any of its Affiliates in addition to affecting the Business Employees, (A) adopt or amend in any respect any Employee Benefit Plan, if such adoption or amendment would result in new or increased material costs to Buyer or its Subsidiaries on or after the Closing Date or (B) grant to any Business Employee any increase in base salary, wages, bonuses, incentive compensation, pension, severance or termination pay; (i) create, incur, assume, guarantee or otherwise become liable with respect to any Indebtedness (it being understood and agreed that customer advances, customer deposits, advances to employees and construction advances in the ordinary course of business consistent with prior practice do not create Indebtedness);

- 21 - (j) other than in the ordinary course of business, enter into a new Contract that would be included in the definition of Material Contracts if it had been entered into as of the date of this Agreement or amend in a material manner any of the Material Contracts, other than (a) renewal of any Material Contract on terms materially consistent with the terms of such Material Contract as of the date hereof, (b) any Derivative Instruments entered into in compliance with the Risk Management Policy, (c) allowing any Material Contract to expire in accordance with its terms or (d) the execution of purchase orders and/or work orders pursuant to Material Contracts; (k) other than inventory, property and equipment spending, and other assets acquired in the ordinary course of business, incur any capital expenditure in excess of 110% of the capital expenditure budget of the Company and its Subsidiaries set forth on Schedule 6B(i)(k) of the Company Disclosure Letter in respect of the capital expenditures referenced in such schedule; (l) hire any employee of an Affiliate of Company or increase the aggregate number of Business Employees, or transfer, promote or demote, or terminate the employment of any Business Employee, except in the case of a “for cause” termination or as otherwise required by any collective bargaining agreement applicable to such Business Employee. In addition, Seller will not hire any Business Employee for any other position with Seller or Seller’s Affiliates (other than the Company and its Subsidiaries) without Buyer’s consent; (m) settle, commence or voluntarily join any litigation or legal proceeding that would reasonably be expected to result in a liability exceeding $100,000 becoming due from the Company or any of its Subsidiaries after the Closing; (n) amend or modify any material Permit of the Company or any of its Subsidiaries other than in the ordinary course of business; (o) make any material change in accounting methods utilized with respect to the Company and its Subsidiaries other than to the extent required by applicable Law or GAAP; (p) except for termination of the Terminated Affiliate Arrangements or expiration in the ordinary course in accordance with the terms thereof, enter into or materially amend, restate, supplement or otherwise modify any Affiliate Contracts; (q) transfer amounts out of the Debt Service Reserve Account other than the payment of principal and interest due on the Ironwood Senior Secured Notes as of such date or into an account described in clause (ii) of the definition of Debt Service Reserve Account; or (r) agree or commit to do any of the foregoing. (ii) Buyer acknowledges and agrees that: (a) nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries at any time prior to the Closing and (b) prior to the Closing, the Company and its Subsidiaries shall exercise complete control and supervision over, and with respect to, their respective operations. Notwithstanding anything else contained in this Section 6B, the Company and its Subsidiaries may take commercially reasonable actions that would otherwise be prohibited by this Section 6B to (I) prevent the occurrence of or mitigate the existence of emergency situations or damage to the environment or (II) protect material equipment or other material assets of the Company or any of its Subsidiaries, so long as Seller shall, upon receipt of notice of any such actions, promptly inform Buyer of any such actions taken outside the ordinary course of business. For all purposes of this Agreement, the “commercially reasonable efforts” of Seller shall not require Seller or any of its Subsidiaries, Affiliates or Representatives to expend any money other than de minimis amounts, commence any litigation or

- 22 - arbitration proceeding, waive or surrender any material right, offer or grant any accommodation or concession (financial or otherwise) or otherwise suffer any detriment. 6C. Support Obligations. (i) Buyer recognizes that certain of the Non-Company Affiliates have provided credit support to or on behalf of the Company and its Subsidiaries or other Non-Company Affiliates that currently hold assets to be transferred prior to Closing pursuant to Section 6O(iii) (the “Transferred Assets”), including guarantees, letters of credit, escrows, sureties and performance bonds, security agreements and other similar arrangements, which are outstanding as of the date hereof as set forth on Exhibit F (such support obligations, to the extent related to the Company, its Subsidiaries or the Transferred Assets as entered into, modified or replaced from time to time in the ordinary course of business are hereinafter referred to as the “Support Obligations”). (ii) Prior to the Closing, Seller and Buyer shall cooperate to replace the Support Obligations and Buyer shall use commercially reasonable efforts to replace the Support Obligations and, as requested by Seller, effect the full and unconditional release of the Support Obligations listed on Schedule 6C(ii) (provided that such release may not require the termination in full of the underlying guarantees, letters of credit, escrows, sureties and performance bonds, security agreements and other similar arrangements to the extent such broader obligation relates to other obligations of the Non- Company Affiliates), effective as of the Closing Date, of the applicable Non-Company Affiliate from all Support Obligations and all obligations and liabilities in respect thereof by: (a) furnishing a letter of credit to replace each existing letter of credit that is a Support Obligation containing terms and conditions equal to or more favorable to the beneficiary thereof than the terms and conditions of such existing letter of credit; (b) providing a Buyer guarantee to replace each existing guarantee that is a Support Obligation containing terms equal to or more favorable to the beneficiary thereof than the terms of such existing guarantee (other than with respect to the credit rating of the guarantor); provided that if the beneficiary of any existing guarantee does not accept such a replacement guarantee, Buyer shall offer such beneficiary another form of acceptable credit support and use commercially reasonable efforts to obtain the release of each existing guarantee; or (c) instituting an escrow arrangement or posting a surety or performance bond, or otherwise novating, assigning or replacing any other Support Obligation on terms and conditions equal to or more favorable to the beneficiary thereof than the terms and conditions of the existing Support Obligations. In each case Buyer shall ensure any credit support provided pursuant to this Section 6C(ii) satisfies all of the credit support provisions of the applicable Contract, Law or Permit to which it relates. For the avoidance of doubt, it is specifically acknowledged and agreed by the Parties that Seller shall not be obligated to incur, pay, reimburse or provide or cause any of its Affiliates to incur, pay, reimburse or provide, any liability, compensation, consideration or charge in order to replace the Support Obligations. (iii) Buyer and Seller shall cooperate, and each shall use its commercially reasonable efforts, to cause the beneficiary or beneficiaries of such Support Obligations to (a) remit any cash and cash equivalents (including any interest payable thereon) to Seller or the applicable Non-Company Affiliate held under any escrow or cash collateral arrangement that is a Support Obligation promptly following the replacement of such escrow or cash collateral arrangement pursuant to Section 6C(ii) and

- 23 - (b) terminate, surrender and redeliver to Seller, the applicable Non-Company Affiliate or Seller’s other designee each original copy of each Support Obligation. (iv) If Buyer is not successful, following the use of commercially reasonable efforts, in obtaining the full and unconditional release, effective as of the Closing Date, of each Non-Company Affiliate from all Support Obligations (each such Support Obligation, which is not released, until such time as such Support Obligation is released in accordance herewith, a “Continuing Support Obligation”), then: (a) from and after the Closing, Buyer shall continue to use commercially reasonable efforts to obtain promptly the full and unconditional release of the Non-Company Affiliates from each Continuing Support Obligation and evidence reasonably satisfactory to Seller of each such release; (b) Buyer shall indemnify Seller and any applicable Non-Company Affiliates for any Losses incurred by such Person in connection with each Continuing Support Obligation (including reimbursement immediately following demand therefor with respect to any demand or draw upon, or withdrawal from, any Continuing Support Obligation); (c) Buyer shall not, and shall cause its Affiliates, including the Company and its Subsidiaries, not to, effect any amendments or modifications or any other changes to, assign, authorize or transfer to a third party, any Contracts or obligations to which any of the Continuing Support Obligations relate, or otherwise take any action that could increase, extend or accelerate the liability of Seller or any Non-Company Affiliate under any Continuing Support Obligation, without Seller’s prior written consent; (d) to the extent that any Non-Company Affiliate has any performance obligations under any Continuing Support Obligations from and after the Closing, Buyer shall (I) at any Non-Company Affiliate’s request and without creating any agency relationship or agency liability in respect thereof, perform such obligations of such Non-Company Affiliate to the maximum extent practicable, or (II) otherwise take such actions as may be requested from time to time by the applicable Non-Company Affiliate so as to put such Non-Company Affiliate in the same position as if Buyer had performed or was performing such obligations; and (e) Buyer shall deliver to Seller, on behalf of itself and its Affiliates at the Closing and maintain at all times until the full and unconditional release of each Continuing Support Obligation in accordance with this Section 6C, a letter of credit or guarantee or other credit support in a form reasonably acceptable to Seller from a third party reasonably acceptable to Seller in an amount equal to the maximum amount of all Continuing Support Obligations, it being understood that Seller may reject any such credit support from any Person that maintains, or has maintained in the prior six (6) months, less than an Investment Grade credit rating. The “commercially reasonable efforts” of Buyer shall not require Buyer or any of its Subsidiaries, Affiliates or Representatives to commence any litigation or arbitration proceeding or waive or surrender any material right. 6D. Confidentiality; Publicity. Prior to the Closing, except for a press release the form of which is to be agreed by Buyer and Seller and to be issued on execution and delivery of this Agreement (the “Signing Press Release”), no Party will make any public announcement or issue any public communication regarding this Agreement or the proposed transaction, or any matter related to the foregoing, without the prior written consent of the other Party, except that Seller may make announcements from time to time to its Affiliates’ employees, customers, suppliers and other business relations and otherwise as Seller may reasonably determine is necessary to comply with applicable Law

- 24 - or the requirements of any Contract to which Seller, the Company or any Subsidiary of the Company is a party. Notwithstanding the foregoing, Buyer and Seller shall cooperate to prepare the Signing Press Release and joint press releases to be issued promptly following the Closing Date, respectively, following which any Party may issue an additional press release that is consistent in all respects with the initial joint press releases and does not add material non-public information not included by the Parties in the initial press releases. From and after the Closing, the Parties agree to keep the terms of this Agreement confidential, except to the extent and to the Persons to whom disclosure is required by applicable Law or for purposes of compliance with financial reporting obligations; provided, that the Parties may disclose such terms to the Parties’ respective Representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to, or are bound by Contract to, the provisions of the Confidentiality Agreement and this Section 6D as if original parties hereto and thereto). Buyer acknowledges that all information provided to it and to any of its Affiliates, and Representatives by Seller or its Affiliates or Representatives (including pursuant to Section 6A) is subject to the terms of a confidentiality agreement between Seller and TransCanada Corporation (the “Confidentiality Agreement”), dated as of May 26, 2015, the terms of which are hereby incorporated into this Agreement by reference; provided, that if there is any inconsistency between the terms of this Agreement and the terms of the Confidentiality Agreement, then the terms of this Agreement shall control and govern to the extent of such inconsistency. 6E. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby. Notwithstanding the immediately preceding sentence, Buyer shall pay all filing fees required by Governmental Entities with respect to any filings therewith or consents required therefrom in connection with the transactions contemplated by this Agreement, including filing fees in connection with filings under the HSR Act. 6F. Regulatory and Other Approvals and Consents. (i) Buyer and Seller shall each file or cause to be filed, promptly (but in any event within fourteen (14) Business Days) after the date of this Agreement, any notifications or the like required to be filed under the HSR Act and all other applicable Antitrust Laws with respect to the transactions contemplated by this Agreement. With respect to filings under the HSR Act, each of Seller and Buyer shall seek early termination of the waiting period under the HSR Act. Buyer shall pay all filing fees required under the HSR Act. (ii) Subject to the terms and conditions of this Agreement, including Section 6O(i), each of Buyer and Seller shall use commercially reasonable efforts to: (a) make, or cause to be made, the filings required of it or any of its Affiliates as listed on Exhibit D (the “Required Governmental Authorizations”), in connection with this Agreement and the Purchase no later than thirty (30) Business Days following the date of this Agreement, unless another date for making such filings is otherwise provided on Exhibit D (in which case the Parties shall be obligated to make such filings no later than such other specified date); (b) comply as soon as reasonably practicable and after consultation with the other Party with any request for additional information or documentary material (including documents and information required by such Governmental Entity to be provided to third parties that are permitted to intervene in proceedings conducted by such Governmental Entity) received by it or any of its Affiliates from any Governmental Entity in connection with the Purchase; (c) take, or cause to be taken, all other actions consistent with this Agreement (including, Section 6F and Section 6O(i)) necessary or advisable (and not omit to take any such action) to obtain the Required Governmental Authorizations; (d) make all other filings with, give all other notices to and obtain all other actions or clearances, approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Entity

- 25 - necessary, proper or advisable to consummate the transactions contemplated by this Agreement as soon as reasonably practicable (together with the Required Governmental Authorizations, the “Governmental Authorizations”); (e) cooperate with each other in connection with any filing or submission and in connection with any investigation or inquiry, in each case related to any Governmental Authorization, including any proceeding initiated by a private party; and (f) furnish the other Party with such necessary information and commercially reasonable assistance as such other Party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities in connection with this Agreement and the Purchase, including any filings necessary or appropriate under the provisions of the HSR Act or required by the FERC. (iii) With respect to the Governmental Authorizations, each of Buyer and Seller shall, subject to any restrictions under applicable Law: (a) promptly notify the other Party of and, if in writing, furnish such Party with copies of (or, in the case of oral communications, advise of the contents of) any material communication to it from a Governmental Entity and permit the other Party to review and discuss in advance (and to consider in good faith any comments made by the other Party in relation to) any proposed material written communication to a Governmental Entity (including any filing therewith); (b) keep the other Party informed of any material developments, meetings or discussions with any Governmental Entity; and (c) not independently participate in any meeting with any Governmental Entity without giving the other Party prior notice of such meeting or discussion and, unless prohibited by such Governmental Entity, the opportunity to attend or participate. (iv) Without limiting the foregoing or the provisions of Section 6O(i), in connection with the Governmental Authorizations, each of Buyer and Seller will use its commercially reasonable efforts to obtain the Governmental Authorizations. (v) Buyer acknowledges that certain consents pertaining to the Material Contracts as identified in Schedule 4C may be required in connection with the transactions contemplated by this Agreement and such consents have not been obtained as of the date of this Agreement. Buyer and Seller shall, and shall cause their respective Affiliates, to reasonably cooperate to the extent reasonably necessary to facilitate the obtaining of such consents as soon as practicable in advance of Closing; provided that such cooperation shall not include any requirement of Seller or any of its Affiliates to expend money other than de minimis amounts, commence any litigation or arbitration proceeding, waive or surrender any right, or offer or grant any other accommodation or concession (financial or otherwise) to any third party. Seller shall continue to reasonably cooperate with Buyer following the Closing Date to obtain any of the foregoing consents which were not obtained prior to the Closing. (vi) The “commercially reasonable efforts” of Buyer shall not require Buyer or any of its Subsidiaries, Affiliates or Representatives to commence any litigation or arbitration proceeding or waive or surrender any material right. 6G. Seller Marks. (i) Buyer shall cause the Company and each of its Subsidiaries to (a) as soon as reasonably practicable, but in no event more than sixty (60) days after the Closing Date, cease using any names, marks, trade names, trademarks, corporate symbols or logos incorporating “Talen,” “Talen Energy” or any name or word confusingly similar thereto or constituting an abbreviation or extension thereof (collectively and together with all other names, marks, trade names, trademarks and corporate symbols and logos owned by Seller or any of its Affiliates, the “Seller Marks”), and (b) with respect to any assets of the Company or any of its Subsidiaries bearing any Seller Mark, as soon as reasonably practicable, but in no event more than ninety (90) days after the Closing Date, relabel such assets or remove from such assets any and all Seller Marks. Thereafter, Buyer shall not use any Seller Mark or any

- 26 - name or term confusingly similar to any Seller Mark in connection with the sale of any products or services, in the corporate or doing business name of any of its Affiliates or otherwise in the conduct of its or any of its Affiliates’ businesses or operations. (ii) In the event that Buyer breaches this Section 6G, Seller shall be entitled to specific performance of this Section 6G and to injunctive relief against further violations, as well as any other remedies at law or in equity available to Seller. 6H. Intentionally deleted. 6I. Insurance. Buyer shall be solely responsible for providing (i) insurance to the Company and its Subsidiaries for any claims made after the Closing, regardless of when the event or occurrence relating to any claim arose and (ii) for any event or occurrence after the Closing. 6J. Termination of Affiliate Arrangements. (i) Except as set forth on Schedule 6J of the Company Disclosure Letter, prior to the Closing, Seller shall, and shall cause the Non-Company Affiliates to, take such actions as may be necessary to terminate, sever or assign to Seller or a Non-Company Affiliate (in each case with appropriate mutual releases) (with all of the foregoing in form and substance reasonably satisfactory to Buyer) effective upon or before the Closing all Contracts between the Company or any of its Subsidiaries, on the one hand, and Seller or any Non-Company Affiliate, on the other hand (such terminated, severed or assigned Contracts in form and substance reasonably satisfactory to Buyer, collectively, the “Terminated Affiliate Arrangements”). Prior to the Closing, (a) any amounts due and owing by the Company or any of its Subsidiaries to any Affiliate of the Company or of any of its Subsidiaries shall be paid in full and (b) any amounts due and owing to the Company or any of its Subsidiaries by any Affiliate of the Company or of any of its Subsidiaries shall be paid in full. (ii) Without limiting the generality of Section 6J(i), as promptly as practicable, but in no event later than ten (10) days after the date of this Agreement, the Parties shall jointly make a filing with FERC seeking to obtain an approval under, or waiver of, FERC’s capacity release requirements, as may be necessary to effectuate the permanent release and assignment to Buyer, or its designee, of the Firm Capacity Agreement. Seller shall cause its applicable Affiliate, as the holder of such Firm Capacity Agreement, to join in such filing. 6K. Distributions. Notwithstanding any other provision to the contrary contained in this Agreement, prior to the Adjustment Calculation Time, the Company and its Subsidiaries shall be entitled to declare and pay dividends or other distributions, effect a return of capital or otherwise cause the distribution of all Cash owned or held by or for the benefit of the Company or any of its Subsidiaries, or to otherwise use such Cash to pay or repay any liabilities of Seller, the Company or any Subsidiary of the Company (subject to any limitations or restrictions that may be contained in the Company’s or any of its Subsidiaries’ credit facilities or any other instrument evidencing indebtedness of the Company or any of its Subsidiaries). Buyer acknowledges that all such Cash of the Company and its Subsidiaries is the exclusive property of the Company and its Subsidiaries and Seller. 6L. Employee, Labor and Benefits Matters. (i) Employee Benefit Plans. From and after the Closing, no Transferred Employee shall have any right to accrue any further benefits, nor any right to continue as an active participant under the Benefit Plans, except for the employee designated in Schedule 6L(i) who shall be deemed eligible for the Talen Energy Retiree Health Plan (salaried) upon such employee’s retirement as detailed in the existing agreement with such employee referenced in Schedule 6L(i).

- 27 - (ii) WARN Act. On or before the Closing, Seller shall provide Buyer with a true and complete list of employee layoffs, by date and location, implemented in the ninety (90)-day period preceding the Closing. (iii) Any Business Employee shall be referred to as a “Transferred Employee” for all periods after the Closing Date. (iv) Buyer shall assume and be solely responsible for all liabilities in respect of claims made by any Transferred Employee for notice, retention, severance, retrenchment or other termination pay or benefits relating to the termination of employment of any Transferred Employee by Buyer or an Affiliate of Buyer only if such action occurs after the Closing and at the direction of Buyer. (v) Buyer hereby agrees that effective as of the Closing Date and continuing for at least one (1) year following the Closing Date, or the date of termination of the relevant Transferred Employee if earlier, Buyer will provide (or cause to be provided) to each Transferred Employee (a) base salary or wages no less favorable than the base salary or wages provided to such employee immediately prior to the Closing and (b) other compensation (including bonus opportunity at “target”) and employee benefits that are, in the aggregate with respect to such employee, substantially comparable in value to the compensation and employee benefits provided to such employee immediately prior to the Closing. In addition and without limiting the generality of the foregoing: for at least one (1) year following the Closing Date Buyer shall, or shall cause the Company and its Subsidiaries to, provide to each Transferred Employee who is terminated or receives notice of termination on or prior to the date that is twelve (12) months after the Closing Date, severance benefits equal to the greater of (A) the severance benefits for which such Transferred Employee was eligible as of immediately prior to the Closing, and (B) the severance benefits provided for under the severance plans, policies or arrangements of Buyer and its Affiliates. Buyer hereby agrees that, from and after the Closing Date, Buyer shall, or shall cause the Company or one of its Subsidiaries to, grant all Transferred Employees credit for any service with respect to the Company or any of its Subsidiaries earned prior to the Closing Date for eligibility and vesting purposes under any benefit plan, program or arrangement established, continued or maintained by or on behalf of the Company or any of its Subsidiaries on or after the Closing Date (the “New Plans”) to the same extent such service was recognized under a similar Employee Benefit Plan, except, in each case, to the extent such treatment would result in duplicative benefits. For greater certainty, Transferred Employees will have previous service recognized in the Buyer defined benefit pension plan for eligibility and vesting but not for benefit accrual. In addition, Buyer hereby agrees that Buyer shall, or shall use commercially reasonable efforts and request from the Company and its Subsidiaries’ medical, dental and vision providers, if applicable, to, (x) waive all pre-existing condition exclusion and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any New Plans to the same extent such conditions were not applicable under any Employee Benefit Plan and (y) take into account any covered expenses incurred on or before the Closing Date by any Transferred Employee (or covered dependent thereof) for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date under any applicable New Plan. Buyer and the Company and its Subsidiaries shall assume the obligation to provide health continuation coverage required by Section 4980B of the Code under a New Plan with respect to any Transferred Employee and his or her “qualified beneficiaries” (as defined in Section 4980B(g)(1) of the Code) who experience a “qualifying event” (as defined in Section 4980B(f)(3) of the Code) on or after the Closing Date. Effective on the Closing Date, Buyer shall provide, or cause to be provided, to the Transferred Employees the right to participate in a tax-qualified “401(k)” plan sponsored, established or maintained by Buyer, the Company or their Subsidiaries or Affiliates (the “Buyer 401(k) Plan”). Each Transferred Employee who, prior to the Closing, participated in a 401(k) plan sponsored or maintained by Seller or its Affiliates (the “Seller 401(k) Plan”) shall be given the opportunity as soon as administratively practicable after the Closing Date to receive a distribution of his or her account balance under the Seller

- 28 - 401(k) Plan (in cash, but also including any promissory notes for associated participant loans) and elect to roll over such account into the Buyer 401(k) Plan. (vi) Notwithstanding any other provision of this Section 6L with respect to any employee of the Company or its Subsidiaries immediately following the Closing whose terms and conditions of employment are covered by a collective bargaining agreement between the Company or any of its Subsidiaries and a labor union, the terms and conditions of such employee’s employment shall be governed by the terms of the applicable collective bargaining agreement, and Buyer shall cause the Company or such Subsidiary to take or cause to be taken such actions as are required pursuant to the terms of any applicable collective bargaining agreement covering employees of the Company or any of its Subsidiaries immediately following the Closing in connection with the transactions contemplated hereby. (vii) In the event that this Agreement is terminated prior to the Closing pursuant to Article 9, until the date that is two (2) years from and after the date of such termination of this Agreement, (a) Buyer shall not employ, and shall cause its Affiliates not to employ, any Business Employee without Seller’s prior written consent and (b) Buyer shall not, and shall cause its Affiliates not to, directly or indirectly, in any manner whatsoever, solicit for hire or employment any Business Employee or employee or officer of Seller or any of its Affiliates to whom Buyer or its Representatives had been directly or indirectly introduced or otherwise had first contact with as a result of its consideration of the transactions contemplated hereby; provided, however, that this paragraph shall not apply to any solicitation (or any hiring as a result of any solicitation) (x) that consists of a general advertisement or solicitation by Buyer through the use of media advertisements, the Internet, or professional search firms that is not targeted at Business Employees or employees of Seller or its Affiliates or (y) of any person who is no longer a Business Employee or employed by Seller or its Affiliates. (viii) Seller agrees that for a period of two (2) years from and after Closing, neither Seller nor Seller's Affiliates nor Subsidiaries will solicit for hire or make an offer of employment or hire any Transferred Employee or Business Employee; provided, however, that this section shall not prohibit (i) any such offer pursuant to any general advertisement or other general solicitation which is not specifically directed at such persons or (ii) the offer or hiring of any such person whose employment has been terminated by the Buyer or any of its Subsidiaries. (ix) Seller or one of its Affiliates will fully vest all Transferred Employees in any Employee Benefit Plan or Seller 401(k) Plan at time of Close, regardless of actual service with Seller. (x) Following the Closing, Seller will pay to all Transferred Employees all incentive compensation or bonuses (at the applicable target rate established by Seller, or at an assessed rate higher than such target rate) for the year in which the Closing occurs, prorated to the date of the Closing, which payment will be made to such Transferred Employees at the same time that similar incentive compensation and bonuses are paid to active employees of Seller and its then Affiliates in respect of such bonus year; provided, however, that notwithstanding the foregoing, with respect to union-represented Business Employees, Seller will pay all quarterly bonuses (if any are owed) pro-rated in such quarter to the Closing Date. For greater certainty, Transferred Employees in the Long Term Incentive program will remain eligible for all grants made and not yet awarded or paid out, prorated to the date of the Closing. (xi) Except as restricted by applicable Law, within fourteen (14) days after the Closing, Seller will provide to Buyer in both paper and electronic format all employee personnel records in its possession which solely relate to the Transferred Employees including, but not limited to, all I-9 forms, drug and alcohol testing records, performance management agreements and all employee testing and qualification records which solely relate to the Transferred Employees.

- 29 - (xii) Business Employees on Seller's Long Term Disability Plan shall remain the responsibility of Seller until such time as the Business Employee is fully fit to resume full-time duties in the position last held prior to the commencement of such Business Employee's Long Term Disability Plan eligibility. If the Business Employee is fit to return within one (1) year of the Closing Date, Buyer or Buyer's Affiliate shall provide such Business Employee with a position generally equivalent to that held prior to such Business Employee's disability, at a rate of pay at least equivalent to such Business Employee's pay at the time of such Business Employee's disability, and benefits as provided for in the New Plans. Should no position be available in such a situation, Buyer or Buyer's Affiliate will provide severance to the Business Employee as detailed in Section 6L(v). If the Business Employee becomes fit for full-time employment later than one (1) year after the Closing, the responsibility to employ or provide severance to such Business Employee will remain the responsibility of Seller. 6M. Tax Matters. (i) Seller Tax Returns. Seller shall prepare and timely file or cause to be prepared and timely filed, in a manner consistent with past practice, all Tax Returns that are required to be filed by the Company and its Subsidiaries with respect to all taxable periods of the Company and its Subsidiaries ending on or prior to the Closing Date. Seller shall deliver any such Tax Return to Buyer in the form proposed for filing at least ten (10) Business Days prior to the due date thereof and shall consider in good faith all reasonable comments provided by Buyer with respect thereto. For the avoidance of doubt, any federal income Tax Return for the consolidated group that includes Seller and the Company and its Subsidiaries for any taxable period shall not be provided to Buyer. Seller shall pay or cause to be paid, within the time and in the manner required by applicable Law, all Seller Pre-Closing Taxes due with respect to the Tax Returns required to be filed by the Company and its Subsidiaries with respect to all taxable periods of the Company and its Subsidiaries ending on or prior to the Closing Date. (ii) Buyer's Tax Returns. Buyer shall prepare and timely file or cause to be prepared and timely filed, in a manner consistent with past practice, all Tax Returns that are required to be filed by the Company and its Subsidiaries with respect to a Straddle Period of Company and its Subsidiaries. Buyer shall deliver any such Tax Return to Seller in the form proposed for filing at least ten (10) Business Days prior to the due date thereof and shall consider in good faith all reasonable comments provided by Seller with respect thereto. Buyer shall not and shall not permit any of its Affiliates (including the Company and its Subsidiaries after Closing) to amend any such Tax Return without Seller's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Subject to Section 6M(iii), Buyer shall pay or cause to be paid, within the time and in the manner required by applicable Law, all Taxes due with respect to Tax Returns required by applicable Law, all Taxes due with respect to Tax Returns required to be filed by the Company and its Subsidiaries with respect to Straddle Periods of the Company and its Subsidiaries. (iii) Straddle Period. Seller shall, at least five (5) Business Days prior to the due date of any Tax Return that relates to a Straddle Period of Company or its Subsidiaries, pay to Buyer any Taxes due with respect to such Tax Return that are Seller Pre-Closing Taxes. In the case of any Straddle Period of Company or its Subsidiaries, the amount of any Taxes that are Seller Pre-Closing Taxes or otherwise attributable to a Pre-Closing Tax Period shall be determined as follows: (A) Taxes other than Property Taxes shall be allocated based on an interim closing of the books as of the end of the day on the day immediately preceding the Closing Date, and (B) Property Taxes shall be allocated based on the ration that the number of calendar days in the portion of the Straddle Period ending on the day immediately preceding the Closing Date bears to the number of calendar days in the entire Straddle Period; provided that any Taxes arising from or imposed with respect to any action taken or transaction effected, in each case outside the ordinary course of business, by Seller or its Affiliates or any of the

- 30 - Company or its Subsidiaries on the Closing Date on or prior to the Closing (other than any such action taken or transaction effected by such party at the direction of Buyer) shall be Seller Pre-Closing Taxes. (iv) Tax Refunds. Any refunds of Taxes (A) imposed on or for which Seller is liable (including under this Agreement) or (B) imposed on the Company and its Subsidiaries with respect to (1) Pre-Closing Tax Periods of the Company and its Subsidiaries or (2) the portion of any Straddle Period of the Company and its Subsidiaries ending on or before the Closing Date, shall, in each case, be for the account of Seller, and Buyer shall pay over to Seller the amount of any such refund (including any interest received thereon), net of any reasonable costs, within ten (10) day after such amount has been received; provided, however, that Seller shall not be entitled to any such refund to the extent such refund was taken into account as an asset in the determination of the final Closing Date Net Working Capital. (v) Tax Cooperation. Buyer and Seller shall cooperate and shall cause their respective Affiliates to cooperate, as and to the extent reasonably requested by any Party, in connection with the preparation or filing of Tax Returns with respect to the Company and its Subsidiaries and any Tax Contest of other proceeding (each a “Tax Proceeding”) with respect to any Pre-Closing Period or Straddle Period of the Company and its Subsidiaries. Such cooperation shall include the retention and (upon a Party’s request) the provision of records and information which are reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The requesting Party shall reimburse the cooperating Parties for all reasonable costs and expenses incurred by such cooperating Parties. (vi) Transfer Taxes. Seller shall be responsible for any Transfer Taxes imposed with respect to the sale or transfer of the Seller’s Interests (and any indirect transfer of assets held by the Company and its Subsidiaries that may be deemed to occur by reason of such transfer of the Interests. All Tax Returns required to be filed to report any Transfer Taxes imposed, directly or indirectly, on or with respect to the sale or transfer of the Seller Interests to Buyer shall be timely prepared and filed by the Party responsible for such filing under applicable Law. The Party preparing any such Tax Return shall provide such Tax Return to the other Party in the form proposed for filing at least ten (10) Business Days prior to the due date thereof and shall incorporate all reasonable comments provided by such other Party with respect thereto. (vii) Purchase Price Allocation. If Seller objects to the Purchase Price Allocation, then Seller shall provide Buyer written notice thereof within thirty (30) days after receiving the Purchase Price Allocation. If the Parties are unable to agree on any matter set forth in the Purchase Price Allocation, the Parties shall refer such dispute to the Arbiter, which firm shall make a final and binding determination as to the matters in dispute within thirty (30) days following its appointment, and promptly shall notify the parties in writing of its resolution. Any Purchase Price Allocation determined pursuant to the decision of the Arbiter shall incorporate, reflect and be consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Each party shall be liable for and pay one-half of the fees and other costs charged by the Arbiter. Seller and Buyer shall use commercially reasonably efforts to update the Purchase Price Allocation in a manner consistent with Section 1060 of the Code following any adjustment to the allocable Purchase Price or any other amounts constituting consideration for U.S. federal income Tax purposes pursuant to this Agreement. Seller and Buyer shall use commercially reasonably efforts to update the Purchase Price Allocation in a manner consistent with Section 1060 of the Code following any adjustment to the allocable Purchase Price or any other amounts constituting consideration for federal income Tax purposes pursuant to this Agreement. Seller and Buyer shall and shall cause their Affiliates to, report consistently with the Purchase Price Allocation (as finally resolved pursuant to this subsection) in all Tax Returns, including IRS Form 8594, which Seller and Buyer shall timely file with the IRS, and none of the Parties shall take any position in any Tax Return that is inconsistent with the Purchase Price

- 31 - Allocations (as finally resolved pursuant to this subsection), as adjusted, in each case, except to the extent otherwise required by a final determination as defined in Section 1313 of the Code or with the consent of the other Parties, which shall not be unreasonably withheld, conditions or delayed. Each of Seller and Buyer agrees to promptly advise the other regarding the existence of any Tax audit, controversy or litigation related to the Purchase Price Allocation. (viii) Tax Proceedings. Notwithstanding anything in this Agreement to the contrary, Seller, at its expense, shall, at its option, have the right to conduct and control the defense of any Tax Proceeding of the Company and its Subsidiaries relating to any Pre-Closing Period of Company or its Subsidiaries; provided, that Seller shall not take any action in connection with such Tax Proceeding if such action could have an adverse effect on Buyer or any of its Affiliates (including the Company and its Subsidiaries after the Closing) that is material without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed. Buyer, at its expense, shall have the right to conduct and control the defense of any Tax Proceeding of Company or its Subsidiaries relating to any Straddle Period of such Company or its Subsidiaries, provided, that to the extent any such Tax Proceeding would have an adverse effect on Seller that is material, Seller shall have the right to participate in the defense of any such Tax Proceeding and Buyer shall not take any action in connection with such Tax Proceeding if such action would have an adverse effect on Seller that is material without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed. (viii) Tax Sharing Agreements. All Tax Sharing Agreements with respect to Company and its Subsidiaries or to which Company or its Subsidiaries is a party shall be terminated to the extent such Tax Sharing Agreement relates to the Company or its Subsidiaries as of the day immediately preceding the Closing Date and none of Company nor its Subsidiaries shall be bound thereby or have any obligation thereunder at any time thereafter. 6N. Exclusive Transaction. Seller agrees that during the interim period, none of Seller, the Company nor any of their respective Subsidiaries shall, and Seller shall instruct its Representatives not to, directly or indirectly, (i) provide any non-public information to any third party (including via access to any data room or other records), other than Buyer and its agents and Representatives, in an effort to facilitate such third party’s evaluation of an acquisition of all or substantially all of the Company’s equity securities or assets of the Company and its Subsidiaries taken as a whole or any other transaction that would expressly prevent performance of Seller’s obligations under this Agreement (a “Competing Transaction”), (ii) solicit, initiate or knowingly encourage the submission of proposals, offers or inquiries from a third party other than Buyer with respect to any Competing Transaction, (iii) participate in any negotiations or discussions with any third party other than Buyer and its agents and Representatives with respect to any Competing Transaction or (iv) enter into a binding letter of intent or other binding agreement with a third party other than Buyer with respect to any Competing Transaction. 6O. Further Actions. (i) Subject to the terms of this Agreement (including the limitations set forth in this Section 6O(i)), each of Buyer and Seller shall use its commercially reasonable efforts to cause the conditions to Closing to be satisfied and for the Closing to occur as promptly as practicable. Notwithstanding anything to the contrary contained in this Agreement, Buyer and its Affiliates shall not be required to: (i) sell, lease, license or otherwise dispose of or hold separate any assets, categories of assets, rights, product lines, licenses, businesses or other operations of Buyer or its Affiliates or the Company in order to complete the transactions contemplated by this Agreement; (ii) take or agree to take any other action that would reasonably be expected to have the effect of (A) reducing the revenues or anticipated revenues of Buyer or its Affiliates or the Company, (B) requiring Buyer or its Affiliates or the

- 32 - Company to incur material unanticipated costs or expenses, or (C) reducing the ability of Buyer or its Affiliates or the Company to conduct, consolidate or control the operations of their respective businesses; (iii) litigate with any Governmental Entity with respect to any requirement of Law relating to antitrust or competition or (iv) take any other action or actions that would reasonably be expected, individually or in the aggregate, to have a material and adverse impact or effect (or circumstance involving a prospective adverse impact or effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of any of Buyer or its Affiliates or the Company. (ii) As used in this Agreement, the “commercially reasonable efforts” of Seller or Buyer, as applicable, shall not require Seller or Buyer or any of their Subsidiaries, Affiliates or Representatives to expend any money to remedy any breach of any representation or warranty hereunder or to commence any litigation or arbitration proceeding (or solely in the case of Seller to offer or grant any accommodation or concession (financial or otherwise) to any third party or to otherwise suffer any detriment or to provide financing to Buyer for the consummation of the transactions contemplated hereby). (iii) Prior to the Closing Date, Seller shall transfer, or shall cause one or more of its Affiliates to transfer, each of the assets set forth on Schedule 6O(iii) of the Company Disclosure Letter to the Company or one of its Subsidiaries. (iv) Subject to the terms and conditions of this Agreement, at any time or from time to time at or after the Closing, at any of the Parties’ request and without further consideration, the other Parties shall execute and deliver to such Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as such Party may reasonably request in order to consummate the transactions contemplated by this Agreement. (v) Within a reasonable period of time following the Closing Seller shall deliver to Buyer the Books and Records to the extent not previously delivered to Buyer in accordance with this Agreement. (vi) Following the Closing, Buyer shall, on the date required by the notice of redemption delivered by Seller pursuant to Section 7.4 of the Ironwood Indenture (the “Indenture Payment Date”), promptly pay from the Escrow and any funds received pursuant to clause (d) of Section 8B(i) the principal and premium, if any, and interest due on the Ironwood Senior Secured Notes as of such date. (vii) Following the Closing, to the extent that the amount in the Escrow is not sufficient to pay all amounts of principal, premium, if any, and interest on all Ironwood Senior Secured Notes, Buyer shall provide notice to Seller of the amount of such deficiency and Seller shall promptly pay to Buyer all such amounts as are required to fully pay all such amounts as of the Indenture Payment Date to redeem such notes. (viii) Following the Closing up to the Indenture Payment Date, Seller shall, promptly after notice from Buyer thereof, pay to Buyer all such amounts as are required to fund any Excess Project Account Amounts. (ix) Seller shall use commercially reasonable efforts to request the trustee under the Ironwood Indenture to agree to waive the 15 day notice period for the Company Order (as defined in the Ironwood Indenture) required by Section 7.2 of the Ironwood Indenture. (x) Until the Indenture Payment Date, Buyer shall not, and shall cause its Affiliates (including the Company and its Subsidiaries after the Closing) not to, utilize the amounts in the Debt

- 33 - Service Reserve Account for any purpose other than the payment of principal and premium, if any, and interest due on the Ironwood Senior Secured Notes as of such date. 6P. Director and Officer Liability and Indemnification. (i) Without limiting any additional rights any Person may have under any other agreement, from the Closing Date through the sixth (6th) anniversary of the Closing Date, Buyer shall, and shall cause the Company and its Subsidiaries to, indemnify and hold harmless each present (as of immediately prior to the Closing) and former officer, director, employee or agent of the Company or any of its Subsidiaries (the “Indemnified D&O Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (a) the fact that the Indemnified D&O Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries or (b) matters existing or occurring at or prior to the Closing Date (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent permitted under applicable Law. In the event of any such claim, action, suit, proceeding or investigation, (x) each Indemnified D&O Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Buyer, the Company or a Subsidiary of the Company within ten (10) Business Days of receipt by Buyer from the Indemnified D&O Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by applicable Law or the Company’s or its applicable Subsidiary’s Organizational Documents, to repay such advances if it is ultimately determined that such person is not entitled to indemnification, (y) neither Buyer, the Company, any Subsidiary of the Company nor any of their respective Affiliates, shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (in which indemnification could be sought by such Indemnified D&O Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified D&O Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified D&O Party otherwise consents, and (z) Buyer, the Company, the Subsidiaries of the Company and their respective Affiliates shall cooperate in the defense of any such matter. (ii) Buyer shall not, and shall not permit the Company or any of its Subsidiaries to amend, repeal or modify in a manner adverse to the beneficiary thereof any provision in the Company’s or its Subsidiaries’ Organizational Documents or any other Contract to which it is a party, in each case relating to the exculpation or indemnification of such Indemnified D&O Parties, it being the intent of the Parties that such Indemnified D&O Parties shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under applicable Law. (iii) At or prior to the Closing, Buyer shall purchase (the cost and expense of which shall be borne by Buyer), and Buyer shall cause the Company and its Subsidiaries to maintain in effect for six (6) years from the Closing Date, directors’ and officers’ liability insurance covering those persons who are currently covered by the Company’s and its Subsidiaries’ directors’ and officers’ liability insurance policy on terms not less favorable than those of such existing insurance coverage; provided that in the event that any claim is brought under any such policy prior to the six-year anniversary of the Closing Date, such directors’ and officers’ liability insurance policy shall be maintained until final disposition thereof. (iv) Notwithstanding anything contained in this Agreement to the contrary, this Section 6P shall survive the consummation of the Closing indefinitely. In the event that Buyer or any of its Subsidiaries or any of their respective successors or assigns (a) consolidates with or merges into any

- 34 - other Person, or (b) transfers all or substantially all of its properties or assets to any Person, then, and in each such case, the successors and assigns of Buyer or its Subsidiary, as the case may be, shall expressly assume and be bound by the obligations set forth in this Section 6P. (v) The provisions of this Section 6P (a) are intended to be for the benefit of, and shall be enforceable by, the Indemnified D&O Parties, his or her heirs and his or her Representatives and (b) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Law or otherwise. 6Q. Provisions Respecting Representation of the Company. Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, managers, members, partners, stockholders, officers, employees and Affiliates, that Kirkland & Ellis LLP may serve as counsel to each and any of Seller and its Affiliates (individually and collectively, the “Seller Group”), on the one hand, and the Company and its Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Kirkland & Ellis LLP (or any successor) is not precluded from serving as counsel to the Seller Group or any director, manager, member, partner, officer, employee or Affiliate of any member of the Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of the Company and its Subsidiaries, and each of the Parties (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such Parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. As to any privileged attorney-client communications between Kirkland & Ellis LLP and the Company and its Subsidiaries prior to the Closing Date (collectively, the “Privileged Communications”), Buyer and the Company and its Subsidiaries, together with any of their respective Affiliates, successors or assigns, agree that no such party may use or rely on any of the Privileged Communications in any action against or involving Seller or any of its Affiliates after the Closing. 6R. Real Property Covenant. From the date hereof through the Closing Date, Seller shall use commercially reasonable efforts to assist Buyer in obtaining, at Buyer’s expense, a New York form ALTA (2006) Owner’s Title Insurance Policy issued by a title insurance company selected by Buyer, insuring fee title ownership by the Company or its Subsidiaries to the Owned Real Property and including a non imputation endorsement for the benefit of Buyer (i.e. ALTA Endorsement 15 06 for a full equity transfer), in an amount equal to that portion of the Closing Purchase Price properly allocable to the Owned Real Property (as determined by Buyer) subject only to the Permitted Liens. ARTICLE 7 CONDITIONS TO CLOSING 7A. Buyer’s Condition Precedents. The obligation of Buyer to consummate the Closing is subject to the satisfaction, or waiver in writing by Buyer, of each of the following conditions: (i) Representations and Warranties. The representations and warranties of Seller (a) contained in Sections 3A, 3B, 3E, 3F, 4A, 4B and 4I(vi) of this Agreement shall be true and correct in all respects as of the Closing Date as if made anew as of such date (except to the extent any such representation or warranty expressly relates to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and (b) other than those representations and warranties of Seller referenced in Section 7A(i)(a), shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent any such representation or warranty expressly relates to

- 35 - an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) except to the extent such failure for such representations and warranties referenced in this Section 7A(i)(b) to be true and correct would not reasonably be expected to have a Material Adverse Effect. (ii) Compliance with Agreements. Each of the covenants and agreements of Seller to be performed or complied with prior to the Closing shall have been performed and complied with in all material respects. (iii) Certificate. Seller shall have delivered to Buyer a certificate dated as of the Closing Date and signed by a senior officer of Seller on behalf of Seller, stating that the conditions specified in Section 7A(i) and Section 7A(ii) have been satisfied. (iv) Documents. Seller shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it pursuant to Section 2E. (v) Capacity Release Approval or Waiver. Buyer or its Affiliate shall have received a waiver of FERC’s capacity release requirements in connection with the Firm Capacity Agreement. (vi) The Limited Guarantee duly executed by Talen Energy Supply, LLC remains in full force and effect. (vii) Seller shall have delivered a counterpart to the Mutual Release attached hereto as Exhibit I (the “Mutual Release”), duly executed by Seller. (viii) Seller or its applicable Affiliate, the Company and the Company’s Subsidiaries shall have delivered a counterpart to the Transition Services Agreement, duly executed by such Persons. (ix) The notice period referred to in Section 7.2 of the Ironwood Indenture shall have been satisfied. (x) No Material Adverse Effect shall have occurred during the period from the date of this Agreement through the Closing. (xi) Seller shall have delivered a notice of redemption pursuant to Section 7.4 of the Ironwood Indenture for all outstanding Ironwood Senior Secured Notes specifying a “Redemption Date” as defined in the Ironwood Indenture which Redemption Date is no more than 30 days after the date of Closing, and shall have deposited funds in escrow (the “Escrow”) in an amount determined by the Parties in good faith in consultation with the Trustee under the Ironwood Indenture at least five (5) Business Days prior to Closing which the Parties reasonably estimate shall be sufficient to pay when due the principal and premium, if any, and interest due and to become due on the Ironwood Senior Secured Notes on and prior to the earlier of the stated maturity of principal thereof or upon redemption or prepayment. (xii) The Debt Service Reserve Account shall contain cash in an aggregate amount not less than the Reserve Amount. (xiii) No “Event of Default” (as such term is defined in the Ironwood Indenture) shall be continuing under the Ironwood Indenture or would result from the transactions pursuant to this Agreement. (xiv) Buyer shall have received the closing deliverables referenced in Section 2E(vii).

- 36 - 7B. Seller’s Condition Precedents. The obligation of Seller to consummate the Closing is subject to the satisfaction, or waiver in writing by Seller, of each of the following conditions: (i) Representations and Warranties. Each of the representations and warranties of Buyer (a) contained in Article 5 of this Agreement, other than as provided in clause (b) hereof, shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent any such representation or warranty expressly relates to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), except for any failure of any such representation or warranty to be true and correct (without giving effect to any limitation as to “materiality”, “material adverse effect” or terms of similar import contained in any such representation or warranty) as does not have a material adverse effect on Buyer or its ability to consummate the transactions contemplated by this Agreement and (b) the representations and warranties of Buyer set forth in Section 5A, Section 5B, Section 5G, Section 5H, Section 5I, Section 5J and Section 5K shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent any such representation or warranty expressly relates to an earlier date in which case such representation and warranties shall be true and correct as of such earlier date). (ii) Compliance with Agreements. Each of the covenants and agreements of Buyer to be performed or complied with prior to the Closing shall have been performed and complied with in all material respects. (iii) Certificate. Buyer shall have delivered to Seller a certificate dated as of the Closing Date and signed by a senior officer of Buyer on behalf of Buyer, stating that the conditions specified in Section 7B(i) and Section 7B(ii) have been satisfied. (iv) Documents. Buyer shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it pursuant to Section 2F. (v) Capacity Release Approval or Waiver. Buyer or its Affiliate shall have received a waiver of FERC’s capacity release requirements in connection with the Firm Capacity Agreement. (vi) Support Obligations. Buyer shall have effected the full and unconditional release of Seller and the Non-Company Affiliates, as applicable, from all Support Obligations in accordance with Section 6C. (vii) The Limited Guarantee duly executed by TransCanada Corporation and TransCanada Energy USA, Inc. as of the date hereof remains in full force and effect. (viii) Buyer shall have delivered a counterpart to the Mutual Release, duly executed by Buyer. (ix) Buyer shall have delivered a counterpart to the Transition Services Agreement, duly executed by Buyer. 7C. Conditions to All Parties’ Obligations. The obligation of each of Seller and Buyer to consummate the Closing is subject to the satisfaction, or waiver in writing by Seller and Buyer, of each of the following additional conditions: (i) HSR. Any applicable waiting periods under the HSR Act shall have expired or been terminated (the “HSR Approval”).

- 37 - (ii) Required Governmental Authorizations. All Required Governmental Authorizations set forth on Exhibit D shall have been received. (iii) No Injunction. No Law or Order of any Governmental Entity of competent jurisdiction shall be in effect which prohibits the Purchase. (iv) No Termination. This Agreement shall not have been terminated in accordance with Section 9A. 7D. Waiver of Condition; Frustration of Conditions. All conditions to the Closing shall be deemed to have been satisfied or waived after the Closing. Neither Seller nor Buyer may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was caused by such Party’s failure to (i) use, as required by this Agreement, its commercially reasonable efforts to consummate the Purchase and the other transactions contemplated hereby or (ii) otherwise comply with any provision of this Agreement, in all material respects. ARTICLE 8 INDEMNIFICATION AND RELEASE 8A. Survival. The representations and warranties and pre-Closing covenants of Seller set forth in this Agreement or in any certificate delivered pursuant to this Agreement, other than those set forth in Sections 4M or 6M or the Fundamental Representations, shall survive the Closing solely for purposes of this Article 8 and shall terminate on the close of business on the date that is twelve (12) months after the Closing Date (the “Standard Limitation Date”). The Fundamental Representations of Seller set forth in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing until twenty (20) years after the Closing Date. The representations and warranties and pre- Closing covenants of Seller set forth in either Section 4M or Section 6M of this Agreement or in any related certificate delivered pursuant to such sections of this Agreement shall survive the Closing and shall terminate on the close of business on the date that is 30 days after the expiry of the applicable statute of limitations. The representations and warranties and pre-Closing covenants of Buyer set forth in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing solely for purposes of Article 8 and shall terminate on the Standard Limitation Date; provided that Buyer’s obligations to pay the Closing Purchase Price (in whole or in part) and the other amounts payable by Buyer as and when required by this Agreement, shall survive until twenty (20) years after the Closing Date. Any covenant or agreement to be performed by any Party after the Closing shall survive the Closing in accordance with its terms (the “Post-Close Covenant Limitation Date” and together with the Standard Limitation Date, the “Limitation Dates” and each individually a “Limitation Date”). The obligations to indemnify and hold harmless the other Party in respect of a breach of representation, warranty or covenant pursuant to this Agreement shall terminate when the applicable representation, warranty or covenant terminates pursuant to this Section 8A; provided that if a written Claim Notice is duly given in good faith under this Article 8 with respect to any Claim for indemnification for breach of any such representation, warranty or covenant, prior to the expiration of the applicable Limitation Date, the Claim with respect to such alleged breach of such representation, warranty or covenant shall continue until such Claim is finally resolved pursuant to this Article 8. 8B. Indemnification by Seller. (i) From and after the Closing (but subject to the provisions of this Agreement), Seller shall indemnify Buyer and its officers, directors, employees and Affiliates (collectively, the “Buyer Indemnitees”) against, and hold each of them harmless from, any Losses suffered or incurred thereby prior to the applicable Limitation Date to the extent resulting from (a) any breach of any of the

- 38 - representations and warranties made by Seller to Buyer contained in Article 3 or Article 4, (b) any breach of any covenant or agreement of Seller contained in this Agreement requiring performance by Seller, (c) the litigation matter set forth on Schedule 8B(i) of the Company Disclosure Letter (the “Litigation Matter”), (d) the amount, if any, by which the funds available in the Escrow are insufficient to pay when due the principal and premium, if any, and interest due and to become due on the Ironwood Senior Secured Notes on and prior to the earlier of the stated maturity of principal thereof or upon redemption or prepayment (the “Escrow Matter”), (e) the failure to pay the amounts required to be paid pursuant to Section 6O(vii) and 6O(viii) without duplication of clause (d), and together with the Litigation Matter, the “Specified Matters”). For purposes of determining whether there has been a breach of any representation or warranty in this Agreement and the amount of Losses associated therewith for purposes of this Article 8, all limitations or qualifications based on materiality, Material Adverse Effect, or other terms of similar import or effect shall be disregarded. (ii) Notwithstanding any other provision of this Article 8: (a) Except in respect of a Tax Indemnity, the Specified Matters or an indemnity in respect of the breach of a Fundamental Representation, no Buyer Indemnitee shall assert any Claim, and no Buyer Indemnitee shall be entitled to indemnification, in each case pursuant to Section 8B(i) unless and until the Loss relating to such Claim exceeds $100,000, and no Claims shall be aggregated for purposes of this clause (a) (any Claim involving Losses equal to or less than such amount being referred to as “De Minimis Claims”); (b) Except in respect of a Tax Indemnity, the Specified Matters or an indemnity in respect of the breach of a Fundamental Representation, no Buyer Indemnitee shall assert any Claim, and no Buyer Indemnitee shall be entitled to indemnification, in each case pursuant to Section 8B(i) unless and until the aggregate Losses of all Buyer Indemnitees indemnifiable pursuant to Section 8B(i) (other than De Minimis Claims) exceeds on a cumulative basis an amount equal to 0.6% of the Base Purchase Price (the “Deductible”), and then, subject to the other provisions of this Article 8, the Buyer Indemnitees shall only be entitled to indemnification to the extent such aggregate Losses are in excess of the Deductible and not from the first dollar; and (c) Notwithstanding anything to the contrary contained in this Agreement, (i) in no event shall the aggregate liability paid or payable to the Buyer Indemnitees pursuant to this Article 8 exceed an amount equal to 10% of the Base Purchase Price (the “Cap”) except for any Losses arising out of a breach of any of the Fundamental Representations, the Specified Matters or a Tax Indemnity and (ii) in no event shall the aggregate liability paid or payable to the Buyer Indemnitees pursuant to this Article 8 (inclusive of those (I) set forth in clause (i) of this Section 8B(ii)(c) and (II) in respect of a breach of the Fundamental Representations, a Tax Indemnity or Losses arising out of the Specified Matters) exceed an amount equal to the Final Purchase Price. 8C. Indemnification by Buyer. From and after the Closing (but subject to the provisions of this Agreement), Buyer shall indemnify Seller and its officers, directors, employees and Affiliates (collectively, “Seller Indemnitees”) against, and hold each of them harmless from, any Losses suffered or incurred thereby prior to the applicable Limitation Date to the extent resulting from (i) any breach of any of the representations and warranties made by Buyer to Seller contained in this Agreement, (ii) any breach of any covenant or agreement of Buyer contained in this Agreement requiring performance by Buyer, (iii) the conduct of the respective businesses of the Company and its Subsidiaries from and after the Closing, including with respect to any Derivative Instrument, Support Obligations, Transferred Employees and any Material Contracts or (iv) the amount, if any, by which the funds available in the Escrow exceed the amount necessary to pay when due the principal and premium, if any, and interest due and to become due on the Ironwood Senior Secured Notes on and prior to the earlier of the stated maturity

- 39 - of principal thereof or upon redemption or prepayment. For purposes of determining whether there has been a breach of any representation or warranty in this Agreement and the amount of Losses associated therewith for purposes of this Article 8, all limitations or qualifications based on materiality, Material Adverse Effect, or other terms of similar import or effect shall be disregarded. 8D. Indemnification Procedures. (i) If a Buyer Indemnitee or a Seller Indemnitee (each, an “Indemnified Entity”) believes that a Claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Article 8 (whether or not the amount of Losses relating thereto is then quantifiable), such Indemnified Entity shall assert its Claim for indemnification by giving written notice thereof (a “Claim Notice”) to the party from which indemnification is sought (the “Indemnifying Party”) as promptly as reasonably possible but in any event, (a) if the event or occurrence giving rise to such Claim for indemnification is, or relates to, a Claim, brought by a Person not a party to this Agreement or affiliated with any such Indemnified Entity (a “Third Party,” and such Claim, a “Third Party Claim”), within ten (10) Business Days following receipt of notice of such Claim by such Indemnified Entity, or (b) if the event or occurrence giving rise to such Claim for indemnification is not, or does not relate to, a Claim brought by a Third Party, within thirty (30) days after the discovery by the Indemnified Entity of the circumstances giving rise to such Claim for indemnity. Each Claim Notice shall describe the Claim in reasonable detail, including the nature of, and factual and legal basis for, any such Claim for indemnification, and the provisions of this Agreement upon which such Claim for indemnification is made. The failure by the Indemnified Entity to timely notify the Indemnifying Party shall not relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent that the defense of such Claim is materially prejudiced by the failure to give such timely notice. After delivery of the Claim Notice, the Indemnified Entity shall deliver to the Indemnifying Party, within ten (10) Business Days after the Indemnified Entity’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Entity relating to the Third Party Claim. (ii) If any Claim by an Indemnified Entity under this Article 8 relates to a Claim filed or made against an Indemnified Entity by a Third Party, the Indemnifying Party shall be entitled to participate in the defense thereof and may elect at any time to negotiate a settlement or a compromise of such Claim or to defend such Claim with its own counsel. Should an Indemnifying Party elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Entity for legal expenses subsequently incurred by the Indemnified Entity in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Entity shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense; provided that, with respect to any matter which, in the written opinion of the Indemnified Entity’s counsel, there is a material conflict of interest between the Indemnified Entity and the Indemnifying Party, the Indemnified Entity shall be entitled to control such defense, to the extent of the matter giving rise to such conflict and subject to the Indemnifying Party’s right to participate in such defense. Except with the prior written consent of the Indemnified Entity, such consent not to be unreasonably withheld, conditioned or delayed, no Indemnifying Party shall settle or compromise any such Third Party Claim or permit a default judgment or consent to an entry of judgment unless such settlement, compromise or judgment (a) relates solely to money damages, (b) provides for a full, unconditional and irrevocable release of the Indemnified Entity with respect to the Claim(s) being settled and (c) does not contain any admission or finding of wrongdoing on behalf of the Indemnified Entity. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, neither the Indemnified Entity nor any of its Affiliates shall admit any liability with respect to, consent to the entry of any judgment, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party chooses to defend any Third Party Claim,

- 40 - the Parties shall, and shall cause their officers, directors, employees and Affiliates to, cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of all records and information reasonably available to such Indemnified Entity relating to such Claim, and making such Persons available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The party in charge of the defense shall keep the other Parties fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. In the event the Indemnifying Party assumes the defense of (or otherwise elects to negotiate or settle or compromise) a Third Party Claim as described above, the Indemnified Entity shall reimburse the Indemnifying Party for all costs and expenses incurred by the Indemnifying Party in connection with such defense (or negotiation, settlement or compromise) to the extent, if applicable, that such costs and expenses either (i) do not exceed the amount of the remaining Deductible or (ii) exceed the Cap. 8E. General. (i) The amount of any and all Losses under this Article 8 shall be determined net of any amounts recovered or for which there is a right of recovery by an Indemnified Entity or its Affiliates under or pursuant to any insurance policy, indemnity, reimbursement arrangement or Contract. (ii) The Buyer Indemnitees shall, and shall cause their Affiliates and respective Representatives to, reasonably cooperate with Seller and to take all commercially reasonable actions to avoid, minimize and mitigate Losses that would otherwise be subject to indemnification under Section 8B, including with respect to claims for indemnity under Section 8B(i)(a) for breach of the representations and warranties included in Section 4K including not undertaking, nor soliciting nor importuning any Governmental Entity or other Person to require or undertake, any environmental sampling, correction, investigation, monitoring or remediation unless affirmatively required to do so by applicable Environmental Laws in effect as of the Closing Date. In addition to any other limitations on indemnification that may apply, with respect to any Claim for indemnification that any of the Buyer Indemnitees may assert regarding Environmental Laws, Seller shall not have any obligation with respect to such Claim to the extent the Losses for which indemnification are sought (a) relate to a breach of obligations under this Section 8E(ii), (b) arise out of any action to meet a cleanup or remedial standard under Environmental Law that is more stringent or costly than the minimum standard applicable as of the Closing Date for the continued use of the relevant property or facility as it was used as of the Closing Date or which does not employ any available risk-based standards or institutional controls or (c) are ordinary costs of any post-Closing decommissioning, construction, demolition or renovation of any asset of the Company or any of its Subsidiaries. (iii) Intentionally deleted. (iv) If on or before the Closing Date a Party has actual knowledge of the existence of Claims or other events or occurrences for which it or its officers, directors, employees or Affiliates would be entitled to indemnification under this Article 8, such Party shall notify the other Parties of such Claims or other events or occurrences prior to the Closing. (v) Each Party acknowledges and agrees that, from and after the Closing (except for disputes under Section 2C, which disputes will be resolved in accordance with the dispute mechanism set forth in Section 2C, indemnification under Section 6P, Buyer’s responsibility pursuant to Section 6L(iv), indemnification under Section 6C, indemnification under Section 6M and the obtaining of injunctive or other equitable relief as provided in Section 10P), its sole and exclusive remedy with respect to any and all Claims, whether based on contract, tort, strict liability, other Laws or otherwise (including any Claims arising under any Environmental Laws), relating to the subject matter of this Agreement and the

- 41 - Company Disclosure Letter and the transactions contemplated hereby and thereby shall be pursuant to the indemnification provisions set forth in this Article 8. (vi) If any fact, circumstance or condition forming a basis for a Claim for indemnification under this Article 8 shall overlap with any fact, circumstance, condition, agreement or event forming the basis of any other Claim for indemnification under this Article 8 there shall be no duplication in the calculation of the amount of Losses. (vii) An Indemnifying Party shall not be required to indemnify an Indemnified Entity to the extent of any Losses that a court of competent jurisdiction or arbitrator shall have determined by final, non-appealable judgment to have resulted from the fraud, gross negligence or willful misconduct of the Indemnified Entity seeking indemnification or its officers, directors, employees or Affiliates. (viii) In no event shall any Indemnified Entity be entitled to recover or make a Claim for any amounts in respect of, and in no event shall “Losses” be deemed to include, (a) consequential, incidental or indirect damages, lost profits or punitive, special or exemplary damages and, in particular, no “diminution of value”, “multiple of profits” or “multiple of cash flow” or similar valuation methodology shall be used in calculating the amount of any Losses, (b) in the case of any Buyer Indemnitee, any Loss to the extent included as a liability, expense, reserve or contra asset in, or to the extent the matter giving rise thereto was set forth in, the Financial Statements, or to the extent included in the calculation of Closing Net Working Capital, (c) any liabilities that arise out of changes after the Closing Date in applicable Laws or (d) any Loss to the extent relating to actions taken or omitted to be taken by the Indemnified Entity or any of its officers, directors, employees or Affiliates after the Closing Date. Notwithstanding anything herein to the contrary, if any Buyer Indemnitee is indemnified for Losses pursuant to any provision of this Article 8 by Seller, such Buyer Indemnitee shall not be entitled to double recovery of any amount related to the same Losses from any other source. (ix) Any indemnity payment under this Agreement shall be treated as an adjustment to the Final Purchase Price for Tax purposes. ARTICLE 9 TERMINATION 9A. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing: (i) by either Buyer or Seller if the Closing shall not have occurred within six (6) months after the date of this Agreement (which date may be extended by any Party, by notice to the other Parties, for one additional three (3)-month period if (A) one or more applicable Governmental Authorizations have not been obtained by the date that is six (6) months after the date of this Agreement and (B) the lack of any such Governmental Authorizations is the sole reason that the unwaived conditions set forth in Article 7 to consummate the Closing are unfulfilled as of the date that is six (6) months after the date of this Agreement) (the “Outside Date”); provided, that (a) Buyer shall not be entitled to terminate this Agreement pursuant to this Section 9A(i) if the failure of the Closing to occur is the result of a material breach by Buyer of any of its representations, warranties, covenants or agreements hereunder and (b) Seller shall not be entitled to terminate this Agreement pursuant to this Section 9A(i) if the failure of the Closing to occur is the result of a material breach by Seller of any of its representations, warranties, covenants or agreements hereunder; (ii) by Buyer, if there has been a violation or breach by Seller of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any

- 42 - condition to the obligations of Buyer to consummate the Closing set forth in Article 7 (and such violation or breach has not been waived by Buyer) and such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (a) ten (10) days after written notice thereof from Buyer and (b) the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 9A(ii) shall not be available to Buyer at any time that Buyer has violated, or is in breach of, any covenant, representation or warranty hereunder, if such breach has prevented satisfaction of any condition to the obligations of Seller to consummate the Closing (and such violation or breach has not been waived by Seller) or, if capable of being cured, has not been cured by Buyer; (iii) by Seller, if there has been a violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Seller to consummate the Closing set forth in Article 7 (and such violation or breach has not been waived by Seller) and such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (a) ten (10) days after written notice thereof from Seller and (b) the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 9A(iii) shall not be available to Seller at any time that Seller has violated, or is in breach of, any covenant, representation or warranty hereunder if such breach has prevented satisfaction of any condition to the obligation of Buyer to consummate the Closing (and such violation has not been waived by Buyer) or, if capable of being cured, has not been cured by Seller; (iv) by Buyer, on the one hand, or Seller, on the other hand, in writing if there shall be in effect a nonappealable Order permanently prohibiting, enjoining or making illegal consummation of the Purchase; (v) by Seller if: (a) all of the conditions to Closing set forth in Section 7C and Section 7B were satisfied or waived as of the date the Closing should have been consummated pursuant to the terms of this Agreement (other than those conditions that by their terms are to be satisfied at the Closing and could have been satisfied or would have been waived assuming a Closing would occur), (b) Seller has notified Buyer that Seller is ready, willing and able to consummate the Purchase, and (c) Buyer fails to complete the Closing within five (5) Business Days after the delivery of such notification; or (vi) by mutual written agreement of Buyer and Seller. 9B. Effect of Termination. In the event of any termination of this Agreement by Buyer or Seller, as provided in Section 9A, (a) this Agreement shall forthwith become void and of no further force or effect (except that this Section 9B and Section 6D, the last sentence of Section 6F(i), Section 6E, Section 6L(iv), Section 6L(vii), Section 6Q and Article 10 shall survive the termination of this Agreement and shall continue to be enforceable by the Parties), and (b) there shall be no liability or obligation on the part of Buyer or Seller with respect to this Agreement; provided, that, notwithstanding clause (b) of this Section 9B, following a termination of this Agreement (w) liability shall exist for breach of, or otherwise with respect to, the provisions of this Agreement specified in the parenthetical contained in clause (a) of this Section 9B, (x) liability shall exist for willful breaches of this Agreement by any Party prior to the time of such termination, (y) nothing shall limit the right of Seller or Buyer to bring or maintain any claim, suit, action or proceeding for injunction, specific performance or other equitable relief prior to such termination, subject to the terms of Section 10P and (z) nothing shall limit the right of Seller to bring or maintain any claim, suit, action or proceeding against Buyer or any other Buyer Party arising out of or in connection with any breach of the Confidentiality Agreement.

- 43 - ARTICLE 10 MISCELLANEOUS 10A. Notices. All notices, requests and other communications hereunder shall be in writing (including wire, telefax, electronic mail or similar writing) and shall be sent, delivered or mailed, addressed, emailed or telefaxed: Notices to Seller: Talen Generation, LLC 835 Hamilton St., Suite 150 Allentown, PA 18101 Email: thomas.douglass@talenenergy.com jeffrey.jankowski@talenenergy.com with a copy to (which shall not constitute notice): Kirkland & Ellis LLP 600 Travis St., Suite 3300 Houston, TX 77002 Attention: Andrew T. Calder, P.C. Amber Meek Fax: (713) 835-3601 Email: andrew.calder@kirkland.com amber.meek@kirkland.com Notices to Buyer and/or the Company and its Subsidiaries (following the Closing): TransCanada Facility USA., Inc. Bank of America Center – Suite 700 700 Louisiana Street Houston, TX 77002-2700 Attention: President Telecopy: (403)920-2410 Email: bill_taylor@transcanada.com with a copy to (which shall not constitute notice): Attention: Corporate Secretary Bank of America Center – Suite 700 700 Louisiana Street Houston, TX 77002-2700 Attention: jon_dobson@transcanada.com Telecopy: (832) 320-6201 Each such notice, request or other communication to be given or delivered under or by reason of the provisions of this Agreement shall be in writing (including in electronic form) and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by overnight delivery

- 44 - service (with charges prepaid), on the Business Day following the date of delivery to such overnight delivery service, (iii) if deposited in the United States mail, first-class postage prepaid, on the date of delivery or (iv) if delivered by email, provided the relevant computer record indicates a full and successful transmission or no failure message is generated (x) on the date of such transmission, if such transmission is completed between 9:00 am and 6:00 p.m., central standard time, on the date of such transmission and (y) on the next Business Day following the date of transmission, if such transmission is completed outside of such hours; provided that any email is followed by copies of overnight delivery service or registered mail. 10B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. 10C. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same Agreement. Any facsimile or electronically transmitted copies (including in .pdf formats) hereof or signature hereon shall, for all purposes, be deemed originals. 10D. Complete Agreement. This Agreement (together with the agreements, appendices, exhibits, schedules and certificates referred to herein or delivered pursuant hereto), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and any prior course of dealing among Buyer and Seller with respect to the subject matter hereof. 10E. Third-Party Beneficiaries and Obligations. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties or their respective successors and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement, other than sections which are specifically for the benefit of the Seller Group, the Indemnified D&O Parties and the Released Persons as applicable (including under Section 6D, Section 6E, Section 8A, Section 8C, Section 6P, Section 6Q and this Section 10E, as applicable), each of which is intended to be for the benefit of the Persons covered thereby or to be paid thereunder and may be enforced by such Persons. The Parties further agree that the rights of third-party beneficiaries shall not arise unless and until the Closing occurs. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with this Agreement without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. 10F. Governing Law. This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, or the transactions contemplated in this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware.

- 45 - 10G. CONSENT TO JURISDICTION. SUBJECT TO THE PROVISIONS OF SECTION 2C (WHICH SHALL GOVERN ANY DISPUTE ARISING THEREUNDER), THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL PROPERLY AND EXCLUSIVELY LIE IN THE CHANCERY COURT OF THE STATE OF DELAWARE, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION OR PROCEEDING, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT (OTHER THAN UPON THE APPEAL OF ANY JUDGMENT, DECISION OR ACTION OF ANY SUCH COURT LOCATED IN DELAWARE OR, AS APPLICABLE, ANY FEDERAL APPELLATE COURT THAT INCLUDES THE STATE OF DELAWARE WITHIN ITS JURISDICTION). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10A OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. 10H. WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 10I. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of Law) by any of the Parties hereto without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 10I shall be null and void, ab initio. 10J. Headings. The headings contained in this Agreement and descriptions of the Company Disclosure Letter are for reference purposes only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no such caption or description of the Company Disclosure Letter had been used in this Agreement.

- 46 - 10K. Construction. (i) Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits, Schedules, Appendices and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Appendices and Attachments to, this Agreement. References to this Agreement shall include a reference to all Schedules, as the same may be amended, modified or supplemented from time to time in accordance with this Agreement. (ii) Time is of the essence in this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Relative to the determination of any period of time, “from” means “including and after,” “to” means “to but excluding” and “through” means “through and including.” (iii) All accounting terms used herein and not expressly defined shall have the meanings given to them under, and all accounting determinations hereunder shall be made in accordance with, GAAP. (iv) Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each of the Parties hereby confirms that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement shall control and prior drafts of this Agreement shall not be considered or analyzed for any purpose (including in support of parole evidence proffered by any Person in connection with this Agreement). (v) In the event of any conflict between the provisions of this Agreement and those of any Exhibit or Schedule, the provisions of this Agreement shall prevail. 10L. Amendment and Waiver. This Agreement may be amended or any provision of this Agreement may be waived; provided that (i) any amendment or waiver shall be binding only if such amendment or waiver is set forth in a writing executed by Seller and Buyer and (ii) subject to the first sentence of Section 7C with respect to the waiver of conditions to Closing as of the Closing, any waiver of any provision of this Agreement shall be effective against Seller or Buyer only if set forth in a writing executed by such Person. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. 10M. Company Disclosure Letter. Disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed to have been disclosed with respect to any other section or subsection of the Company Disclosure Letter if the relevance of such item is reasonably apparent on the face of such disclosure based on the information disclosed; provided, that no such disclosure shall be deemed to qualify the last sentence of Section 4E unless expressly set forth in Section 4E of the Company Disclosure Letter. The inclusion of information in the Company Disclosure Letter shall not be construed as, and shall not constitute, an admission or agreement that a violation, right of termination, default, liability or other obligation of any kind exists with respect to any item, nor shall it be

- 47 - construed as or constitute an admission or agreement that such information is material to Seller or the Company and its Subsidiaries. Neither the specifications of any dollar amount in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Letter is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Person shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Letter is or is not material for purposes of this Agreement. Further, neither the specification of any item or matter in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Letter is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Person shall use the fact of setting forth or the inclusion of any such items or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Letter is or is not in the ordinary course of business for purposes of this Agreement. 10N. No Additional Representations; Disclaimer. (i) Buyer, on behalf of itself and all Buyer Parties, acknowledges and agrees that neither Seller nor any of its Affiliates or Representatives, nor any other Person acting on behalf of Seller nor any of its Affiliates or Representatives, has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller or the Company or its Subsidiaries or their respective businesses, operations or assets, except as expressly set forth in Article 3 or Article 4 (as modified by the Company Disclosure Letter), respectively. Buyer further agrees that except to the extent provided in this Agreement, neither Seller nor any of its direct or indirect Affiliates or Representatives (or any of their respective directors, officers, employees, members, managers, partners, agents or otherwise), will have or be subject to any liability to Buyer or any other Person resulting from any information, document or material made available to, or used by, Buyer or its Affiliates or their respective Representatives, including information, documents or materials, provided in certain “data rooms” and online “data sites,” management presentations, management interviews, or any other form in expectation or anticipation of the transactions contemplated by this Agreement. (ii) Buyer, on behalf of itself and all Buyer Parties, acknowledges and agrees that, except for the representations and warranties of Seller and the Company expressly set forth in Article 3 or Article 4 (as modified by the Company Disclosure Letter), respectively, the Seller Interests are being acquired, and the other transactions contemplated by this Agreement are being consummated “AS IS, WHERE IS, WITH ALL FAULTS” AND WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OR ANY OTHER EXPRESSED OR IMPLIED WARRANTY. SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, THE SELLER INTERESTS OR THE ASSETS OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. Buyer acknowledges and agrees that it is consummating the Purchase without any representation or warranty, express or implied, whatsoever by Seller or any of its Affiliates or Representatives, except for the representations and warranties expressly set forth in Article 3 or Article 4. THE PROVISIONS CONTAINED IN THIS AGREEMENT (INCLUDING THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLES 3 AND 4) ARE THE RESULT OF EXTENSIVE NEGOTIATIONS BETWEEN BUYER AND SELLER AND NO OTHER ASSURANCES, REPRESENTATIONS OR WARRANTIES ABOUT THE QUALITY, CONDITION OR STATE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE

- 48 - ASSETS WERE MADE BY SELLER IN THE INDUCEMENT THEREOF, EXCEPT AS PROVIDED HEREIN. (iii) In connection with Buyer’s investigation of the Company and its Subsidiaries, Buyer has received, directly or indirectly, through its Affiliates or Representatives, from or on behalf of Seller or its Affiliates or Representatives, certain projections, including projected statements of operating revenues, income from operations and cash flows of the Company and its Subsidiaries (and the business transactions and events underlying such statements) and certain business plan information, projections, presentations, predictions, calculations, estimates and forecasts of the Company and its Subsidiaries and other similar data. Buyer, on behalf of itself and all Buyer Parties, acknowledges and agrees that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans, statements, predictions, presentations, calculations and other similar data, that Buyer is well aware of such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans, statements, calculations, predictions and other similar data), and that neither Buyer, nor any Buyer Party, shall have any Claim under any circumstances against Seller or any other Person with respect thereto or arising therefrom. Accordingly, Seller makes no representations or warranties whatsoever to Buyer or any other Person, and expressly disclaims all liability and responsibility, in each case with respect to such estimates, projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data (including the reasonableness of the assumptions underlying such projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data) or with respect to (a) the performance or success of the Company and its Subsidiaries at any time after the date hereof, and no such Person shall be entitled to rely on such estimates, projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data for any purpose, including in connection with the transactions contemplated by this Agreement and (b) the possibility or likelihood of the occurrence of any environmental condition, release or hazard, or any mechanical or technical issue, problem, or failure, or of any interruption in service, or of any increase, decrease or plateau in the volume of product or service, or revenue derived therefrom, or of the possibility, likelihood or potential outcome of any complaints, controversies or disputes with respect to existing or future customers or suppliers, in each case, related to the Company, its Subsidiaries or their respective assets. 10O. Payments under Agreement. Each Party agrees that all amounts required to be paid hereunder shall be paid in United States currency and, except as otherwise expressly set forth in this Agreement, without discount, rebate or reduction and subject to no counterclaim or offset (other than withholding Tax obligations required to be withheld by Law), on the dates specified herein (with time being of the essence). 10P. Specific Performance. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that the Parties and the third party beneficiaries of this Agreement shall be entitled to an injunction or injunctions, specific performance or other equitable relief, without proof of actual damages, including an injunction or injunctions or orders for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including any order sought by Seller to cause Buyer to perform its agreements and covenants contained in this Agreement). Each Party further agrees (i) that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10P and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument

- 49 - and (ii) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. If, on or prior to the Outside Date, any Party brings any action to enforce specifically the performance of the terms and provisions hereof by any other Party, the Outside Date shall automatically be extended (x) for the period during which such action is pending, plus ten (10) Business Days or (y) by such other time period established by the court presiding over such action, as the case may be. 10Q. No Partnership Created. Nothing in this Agreement (including Section 6A or Section 6B) is intended to give Buyer, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Closing and, without limiting its obligations under this Agreement, the Company and its Subsidiaries shall exercise complete control over their respective operations. Furthermore, in no event shall this Agreement be deemed to create a partnership between Seller or any of its Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand, and in no event shall any fiduciary or similar duty be deemed owed by Seller or any of its Affiliates to Buyer or any of its Affiliates. 10R. Non-Recourse. All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) and the transactions contemplated hereby, may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any past, present or future incorporator, member, partner, equityholder, Affiliate, Representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any past, present or future incorporator, member, partner, equityholder, Affiliate, Representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated hereby or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach of this Agreement and the transactions contemplated hereby, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise set forth in the Confidentiality Agreement, each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. 10S. Remedies. Buyer hereby acknowledges and agrees that, from and after the date hereof through the Closing, except as set forth in Section 10P, it shall not bring any Claim for breach of contract or otherwise in respect of a breach of any representation or warranty set forth in Article 3 or Article 4 and its sole and exclusive remedy with respect to any such breach shall be (i) the limitation on Buyer’s obligation to consummate the Closing set forth in Article 7, if applicable, (ii) Buyer’s right to terminate this Agreement pursuant to Section 9A, if applicable, (iii) following the Closing, the

- 50 - indemnification provisions set forth in Article 8, if applicable, and (iv) following any termination of this Agreement pursuant to Section 9A, the remedies set forth in Section 9B, if applicable. * * * * *

IN WITNESS WHEREOF, the Parties have executed this Purchase and Sale Agreement as of the date first written above. SELLER TALEN GENERATION, LLC By: /s/ Jeremy R. McGuire Name: Jeremy R. McGuire Its: Senior Vice President BUYER TRANSCANADA FACILITY USA, INC. By: /s/ Jon Dobson Name: Jon Dobson Its: Corporate Secretary By: /s/ William C. Taylor Name: William C. Taylor Its: President

A-1 EXHIBIT A DEFINITIONS “Adjustment Amount” has the meaning set forth in Section 2C(iii). “Adjustment Calculation Time” means 12:01 a.m. (Central Time) on the Closing Date. “Adjustment Finalization Date” has the meaning set forth in Section 2C(ii). “Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. “Agreement” has the meaning set forth in the preamble. “Amended and Restated Collateral Agency Agreement” means that amended and restated collateral agency agreement, dated as of February 12, 2013, by and among Talen Ironwood, LLC (formerly known as PPL Ironwood, LLC), the Bank of New York Mellon, as trustee, the Bank of New York Mellon, as collateral agent, and the Bank of New York Mellon, as depositary bank. “Ancillary Agreement” means the Mutual Release, the Limited Guarantees and the Membership Interest Transfer Agreement. “Antitrust Law” means the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other federal, state or foreign Laws or Orders of any Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition. “Arbiter” has the meaning set forth in Section 2C(ii). “Base Purchase Price” has the meaning set forth in Section 2A(ii). “Books and Records” means the minute books (including limited liability company record books of each of the Company and its Subsidiaries including organizational documents, corporate actions, and minutes and resolutions of directors, managers, and interest holders, as applicable), membership interest certificates, membership interest transfer ledgers and Organizational Documents of the Company and its Subsidiaries, copies of all filings with Governmental Entities on behalf of the Company and its Subsidiaries (including all Permits, Permit applications and material correspondence, Tax Returns of the Company and its Subsidiaries and related workpapers) and all other books and records, files and other documents of the Company and its and their Subsidiaries, including all accounting and tax records, red line drawings, licenses, records required to be maintained pursuant to applicable Law or requirement of any Governmental Entity, Permits, Contracts, operating manuals, operating daily logs, open work orders, technical specifications, as built diagrams, user and procedure manuals, health, safety and environmental manuals, and reports and including the “Books and Records” as defined in and as delivered to the Sellers or their affiliates in connection with, the February 23, 2012 acquisition agreement among AES Ironwood, Ins., the AES Corporation, PPL Generation, LLC, and PPL Energy Supply, LLC, in each case solely to the extent exclusively related to the Company or any of its Subsidiaries and in the possession of Talen Energy Corporation or any of its Subsidiaries.

A-2 “Business Day” means any day, other than a Saturday, Sunday or any other date in which banks located in any of New York, New York or Houston, Texas are closed for business as a result of federal, state or local holiday. “Business Employee” means each employee the Company and/or its Subsidiaries. “Buyer” has the meaning set forth in the preamble. “Buyer 401(k) Plan” has the meaning set forth in Section 6L(v). “Buyer Indemnitees” has the meaning set forth in Section 8B(i). “Buyer Parties” means Buyer, any Affiliate of Buyer (including the Company and its Subsidiaries after the Closing) and their respective partners, members, Representatives, successors or permitted assigns. “Cap” has the meaning set forth in Section 8B(ii)(c). “Cash” means cash and cash equivalents (including restricted cash, deposits in the Project Accounts, cash on hand, deposits and deposits in transit) of the Company and its Subsidiaries but excluding amounts in the Debt Service Reserve Account. “Claim” means any demand, claim, action, legal proceeding (whether at law or in equity), investigation, arbitration, hearing, audit or suit. “Claim Notice” has the meaning set forth in Section 8D(i). “Closing” has the meaning set forth in Section 2D. “Closing Cash” means Cash as of the Adjustment Calculation Time, excluding any cash deposited in the Escrow. “Closing Date” has the meaning set forth in Section 2D. “Closing Net Working Capital” means Net Working Capital as of the Adjustment Calculation Time. “Closing Purchase Price” has the meaning set forth in Section 2A(ii). “Closing Statement” has the meaning set forth in Section 2C(i). “Code” means the Internal Revenue Code of 1986, as amended. “Collateral Agent” means the collateral agent under the Amended and Restated Collateral Agency Agreement. “Company” has the meaning set forth in the recitals. “Company Disclosure Letter” means the Company Disclosure Letter delivered by Seller to Buyer on the date hereof.

A-3 “Company Intellectual Property” means each of the material registered or material unregistered Intellectual Property Rights owned by the Company or any of its Subsidiaries. “Competing Transaction” has the meaning set forth in Section 6N. “Confidentiality Agreement” has the meaning set forth in Section 6D. “Continuing Support Obligation” has the meaning set forth in Section 6C(iv). “Contract” means any contract, lease, license, evidence of indebtedness, mortgage, indenture, instrument, obligation, promise, purchase order, binding bid, letter of credit, security agreement, undertaking or other agreement, in each case that is legally binding. “Contracting Parties” has the meaning set forth in Section 10R. “Debt Service Reserve Account” means, collectively (and without duplication), (i) the Debt Service Reserve Account as such term is defined in the Amended and Restated Collateral Agency Agreement and (ii) the Bond Payment Account as such term is defined in the Ironwood Indenture (including, without duplication, the Interest Payment Subaccount as such term is defined in the Ironwood Indenture, the Principal Payment Subaccount as such term is defined in the Ironwood Indenture and the Redemption Subaccount as such term is defined in the Ironwood Indenture). “De Minimis Claim” has the meaning set forth in Section 8B(ii)(a). “Deductible” has the meaning set forth in Section 8B(ii)(b). “Derivative Instrument” has the meaning set forth in Section 4H(i)(g). “Designated Contacts” has the meaning set forth in Section 6A. “Distribution Account” has the meaning set forth in the Amended and Restated Collateral Agency Agreement. “Employee Benefit Plan” means each material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other material employee benefit plan, program, agreement or arrangement that is maintained, sponsored or contributed to by Seller, the Company or any of their respective Affiliates or Subsidiaries for the benefit of the Business Employees. “Environmental Laws” means, to the extent enacted and in effect on or prior to the Closing Date, all federal, state, and local statutes, regulations, and ordinances having the force or effect of Law, and all judicial and administrative orders and determinations, concerning pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal or arrangement for disposal, distribution, labeling, testing, processing, emission, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, toxic chemicals, petroleum, asbestos or polychlorinated biphenyls. “Environmental Permits” has the meaning set forth in Section 4K. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Escrow” has the meaning set forth in Section 7A(xi).

A-4 “Estimated Closing Cash” has the meaning set forth in Section 2B. “Estimated Closing Net Working Capital” has the meaning set forth in Section 2B. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excess Amount” has the meaning set forth in Section 2C(iv). “Excess Project Account Amount” means the amount, in excess of the amount in the Project Accounts (other than the Revenue Account, Distribution Account and Debt Service Reserve Account) at Closing, required by the Collateral Agent pursuant to the Financing Documents (as such term is defined in the Ironwood Indenture) to be in the Project Accounts (other than the Revenue Account, Distribution Account and Debt Service Reserve Account) during the period from Closing to the Indenture Payment Date. “FERC” means the Federal Energy Regulatory Commission, any successor agency or any agency succeeding to its authority. “Final Purchase Price” means an amount (as finally determined pursuant to Section 2C) equal to (i) Base Purchase Price, plus (ii) the amount (if any) by which the Closing Net Working Capital exceeds the Targeted Net Working Capital, minus (iii) the amount (if any) by which the Targeted Net Working Capital exceeds the Closing Net Working Capital, plus (iv) the Closing Cash without deduction or withholding of any kind. “Financial Statements” has the meaning set forth in Section 4D(i). “Firm Capacity Agreement” means that certain Service Agreement for Rate Schedule FT- 1, dated June 30, 2008, by and between Texas Eastern Transmission LP and Talen Energy Marketing, LLC (formerly known as PPL EnergyPlus, LLC). “FPA” shall mean the Federal Power Act, as amended, and the rules and regulations promulgated thereunder. “Fundamental Representation” means a representation set forth in any of Sections 3A, 3B, 3E, 3F, 4A or 4B. “GAAP” means United States generally accepted accounting principles. “Governmental Authorizations” has the meaning set forth in Section 6F(ii). “Governmental Entity” means any government, governmental agency, quasi- governmental agency, department, bureau, office, commission, authority or instrumentality, or court or arbiter of competent jurisdiction, whether international, foreign, provincial, domestic, federal, state or local. “Guarantor” has the meaning set forth in the recitals. “Hazardous Substance” means any substance or material listed, defined or classified as a pollutant, contaminant, hazardous substance, toxic substance, or hazardous waste under any Environmental Law due to its dangerous and deleterious properties and characteristics, including petroleum, polychlorinated biphenyls, and friable asbestos.

A-5 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “HSR Approval” has the meaning set forth in Section 7C(i). “Indebtedness” means (a) any indebtedness for borrowed money owing by any of the Company and its Subsidiaries, (b) any indebtedness evidenced by any note, bond, debenture or other similar instrument owing by any of the Company and its Subsidiaries, (c) any obligations for the deferred purchase price of property or services owing by any of the Company and its Subsidiaries, (d) obligations under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate cap, swap or collar agreement or other similar agreement designed to protect against fluctuations in interest rates or other currency fluctuations or commodity hedging transactions owing by any of the Company and its Subsidiaries, (e) all contingent reimbursement obligations with respect to amounts drawn under letters of credit owing by any of the Company and its Subsidiaries, (f) any obligations as lessee under capitalized leases owing by any of the Company and its Subsidiaries, (g) all non-contingent reimbursement or payment obligations with respect to surety instruments owing by any of the Company and its Subsidiaries, (h) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by a Person to the extent owing by any of the Company and its Subsidiaries, (i) the sum of all principal and accrued (but unpaid) interest owing by any of the Company and its Subsidiaries for debt for borrowed money owed to any third party and (j) all guarantees of obligations of a type referred to in clauses (a) through (i) above; provided that, without limiting other liabilities that are not to be included therewith, in no event shall the foregoing include any liabilities related to inter-company debt between the Company and any of its Subsidiaries and any Subsidiary of the Company and another Subsidiary of the Company. “Indemnified D&O Parties” has the meaning set forth in Section 6P(i). “Indemnified Entity” has the meaning set forth in Section 8D(i). “Indemnifying Party” has the meaning set forth in Section 8D(i). “Indenture Payment Date” has the meaning set forth in Section 6O(vi). “Intellectual Property Rights” means all rights in and to the following: (i) patents, patent applications and patent disclosures, (ii) trademarks, service marks, trade dress, logos, Internet domain names, and registrations and applications for registration thereof together with any goodwill associated therewith, (iii) copyrights (registered or unregistered) and registrations and applications for registration thereof, (iv) computer software, and (v) trade secrets, inventions (whether patentable or unpatentable and whether or not reduced to practice) and know-how including licenses or rights to use any of the foregoing. “Interim Period” means the period beginning on the date hereof and ending on the earlier of the termination of this Agreement in accordance with its terms and the Closing. “Investment Grade” means a credit rating of at least “BBB-” from Standard & Poor’s Ratings Group (a division of McGraw Hill, Inc.), and at least “Baa3” from Moody’s Investors Services, Inc. “Ironwood Indenture” means that certain trust indenture, dated as of June 1, 1999, by and among Talen Ironwood, LLC (formerly known as AES Ironwood, L.L.C.), IBJ Whitehall Bank & Trust Company, as Trustee, and IBJ Whitehall Bank & Trust Company, as depositary bank, as modified by (i) that certain First Supplemental Indenture, dated as of June 1, 1999, to that certain Trust Indenture, dated

A-6 as of June 1, 1999, by and among Talen Ironwood, LLC (formerly known as AES Ironwood, L.L.C.), IBJ Whitehall Bank & Trust Company, as trustee, and IBJ Whitehall Bank & Trust Company, as depositary bank., (ii) that certain Second Supplemental Indenture, dated as of May 12, 2000, by and among Talen Ironwood, LLC (formerly known as AES Ironwood, L.L.C.), The Bank of New York, as trustee, and The Bank of New York, as depositary bank and (iii) that certain Third Supplemental Indenture, dated as of February 12, 2013 to that certain Trust Indenture, dated as of June 1, 1999, by and among Talen Ironwood, LLC (formerly known as PPL Ironwood, LLC), The Bank of New York Mellon, as trustee, and The Bank of New York Mellon, as depositary bank. “Ironwood Senior Secured Notes” means those certain 8.857% Senior Secured Bonds due 2025 issued by Talen Ironwood, LLC (formerly known as AES Ironwood, L.L.C.) under the Ironwood Indenture. “Knowledge” when used in the phrase “to the Seller’s Knowledge” or similar phrases means, and shall be limited to, the actual knowledge of the Persons set forth on part I of Exhibit G, which for the purposes of Section 4I(vi) shall also include the two Persons specified in part II of Exhibit G. “Law” means, with respect to any Person, any statute, law, standard, code, principle of common law, treaty, ordinance, rule, constitution, administrative interpretation, regulation, Order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Entity applicable to such Person or any of its respective properties or assets, as amended from time to time. “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, or structures, or other interest in real or immovable property that is used in the Company’s or its Subsidiaries’ respective businesses, excluding, in each case, any Non- Possessory Interests. “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property. “Lien” means any mortgage, pledge, deed of trust, assessment, security interest, charge, lien, option, warranty, purchase right, lease or other similar property interest or encumbrance. “Limitation Date” has the meaning set forth in Section 8A. “Limited Guarantee” means, as applicable, (a) the limited guarantee from Talen Energy Supply, LLC guaranteeing the obligations of Seller hereunder in the form attached hereto as Exhibit B-1, or (b) the limited guarantee from TransCanada Corporation and TransCanada Energy USA, Inc. guaranteeing the obligations of Buyer hereunder in the form attached hereto as Exhibit B-2. “Losses” means all monetary damages, claims, judgments, fines, awards, penalties, actual out-of-pocket costs, amounts paid in settlement, losses, liabilities, Taxes, losses, damages or expenses (including court costs and reasonable attorneys’ fees and expenses) actually incurred. “Material Adverse Effect” means any material adverse effect upon (i) the business, financial condition, properties or operating results of the Company and its Subsidiaries taken as a whole or (ii) Seller’s ability to consummate the Purchase; provided that none of the following, either alone or taken together with other changes or effects, shall constitute or be taken into account in determining whether there has been a Material Adverse Effect: (i) changes after the date hereof in, or effects arising from or relating to, general business or economic conditions affecting the United States or the region or

A-7 the industry in which the Company or its Subsidiaries operate, (ii) changes after the date hereof in, or effects arising from or relating to, national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military, cyber or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, asset, equipment or personnel of the United States, (iii) changes after the date hereof in, or effects arising from or relating to, financial, banking or securities markets (including (w) any disruption of any of the foregoing markets, (x) any change in currency exchange rates, (y) any decline or rise in the price of any security, commodity (including any changes, effects, events or occurrences generally affecting the prices of natural gas, natural gas liquids or other resources), contract or index and (z) any increased cost, or decreased availability, of capital or pricing or terms related to any financing), (iv) changes after the date hereof in, or effects arising from or relating to changes in, GAAP, (v) changes after the date hereof in, or effects arising from or relating to changes in, Laws, Orders or other binding directives or determinations issued or made by or agreements with or consents of any Governmental Entity (including, for the avoidance of doubt, any such items related to or arising from the HSR Approval, any other Governmental Authorization or obligations under this Agreement to obtain such Governmental Authorization or HSR Approval (including under Section 6F)), (vi) changes after the date hereof in, or effects arising from or relating to, the taking of any action contemplated by this Agreement or the announcement of this Agreement or the transactions contemplated hereby or the identity, nature or ownership of Buyer, (vii) changes or effects after the date hereof arising from or relating to any seasonal fluctuations in the business, (viii) any failure, in and of itself, to achieve any projections, forecasts, estimates, plans, predictions, performance metrics or operating statistics or the inputs into such items (whether or not shared with Buyer or its Affiliates or Representatives) or (ix) any changes or effects arising from or relating to Buyer’s failure to consent to any of the actions restricted by Section 6B. “Material Contracts” has the meaning set forth in Section 4H. “Membership Interest Transfer Agreement” has the meaning set forth in Section 2E(ii). “Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA. “Mutual Release” has the meaning set forth in Section 7A(vii). “Net Working Capital” means the result (whether positive or negative) equal to (i) the sum of the Company’s and its Subsidiaries’ current assets determined on a consolidated basis in accordance with GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Financial Statements and Exhibit H (excluding current income Taxes and deferred income Taxes), minus (ii) the sum of the Company’s and its Subsidiaries’ current liabilities determined on a consolidated basis in accordance with GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Financial Statements and Exhibit H (excluding current income Taxes and deferred income Taxes); provided, that (a) notwithstanding clause (i) above, the current assets of the Company and its Subsidiaries shall not include Cash or the Reserve Amount and (b) notwithstanding clause (ii) above, the current liabilities of the Company and its Subsidiaries shall not include amounts paid or to be paid pursuant to, or otherwise paid or to be paid to satisfy the requirements of, Section 6J(i) or Section 7A(xi) (including all amounts due under the Ironwood Senior Secured Notes). “New Plans” has the meaning set forth in Section 6L(v).

A-8 “Non-Company Affiliates” means any Affiliate of Seller, except for the Company and its Subsidiaries. “Nonparty Affiliates” has the meaning set forth in Section 10R. “Non-Possessory Interests” has the meaning set forth in Section 4I(iv). “Notice of Disagreement” has the meaning set forth in Section 2C(i). “Order” means any award, decision, injunction, judgment, order, writ, decree, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction. “Organizational Documents” means, with respect to any entity, (i) the certificate or articles of incorporation and the by-laws, the certificate of formation and shareholders’ agreement, partnership agreement or operating agreement (as applicable) and (ii) any documents comparable to those described in clause (i) as may be applicable to such entity pursuant to any applicable Law. “Outside Date” has the meaning set forth in Section 9A(i). “Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements, servitudes and other interests and rights appurtenant thereto, owned by the Company or any of its Subsidiaries. “Party” or “Parties” means each of Seller and Buyer, individually, a “Party”, and collectively the “Parties”. “Permit” means any permit, certificate, license, franchise, consent, approval, registration, franchise or similar authorization issued, made or rendered by any Governmental Entity that possesses competent jurisdiction. “Permitted Liens” means (i) any restriction on transfer arising under applicable securities Laws; (ii) Liens for current Taxes not yet delinquent or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) purchase money Liens arising in the ordinary course of business; (iv) Liens of lessors, lessees, sublessors, sublessees, licensors or licensees arising under lease arrangements or license arrangements in any case that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the value or use of such property; (v) Liens arising in the ordinary course of business, and not incurred in connection with the borrowing of money or incurring of Indebtedness, securing payments (a) not yet delinquent or (b) being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (vi) mechanics’ Liens and similar Liens for labor, materials, or supplies not yet delinquent or being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (vii) zoning, building codes, and other land use Laws regulating the use or occupancy of Leased Real Property or Owned Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Leased Real Property or Owned Real Property in any case that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the value or use of such property; (viii) easements, servitudes, covenants, conditions, restrictions, and other similar matters affecting title to any assets of the Company and other title defects that do not or would not materially impair the use or occupancy of such assets in the operation of the business of the Company taken as a whole; (ix) all matters set forth on title policies or

A-9 surveys made available by Seller to Buyer prior to the date of this Agreement and all matters that may be disclosed by an inspection of Leased Real Property or Owned Real Property; (x) Liens set forth on Schedule A of the Company Disclosure Letter and (xi) other Liens in the nature of utility easements, restrictive covenants and any other non-possessory Lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the value or use of property. “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity. “Phase II Environmental Investigation” has the meaning set forth in Section 6A(i). “Post-Close Covenant Limitation Date” has the meaning set forth in Section 8A. “Pre-Closing Tax Period” means a taxable period (or portion thereof) ending on or prior to the Closing Date. “Privileged Communications” has the meaning set forth in Section 6Q. “Project Accounts” has the meaning set forth in the Amended and Restated Collateral Agency Agreement. “Property Taxes” means real, personal and intangible property Taxes. “Purchase” has the meaning set forth in Section 2A(i). “Purchase Price Allocation” has the meaning set forth in Section 2A(iii). “Real Property” means land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements, servitudes and other interests and rights appurtenant thereto. “Representatives” means the officers, directors, managers, employees, counsel, accountants, financial advisers or consultants of a Person. “Required Governmental Authorizations” has the meaning set forth in Section 6F(ii). “Reserve Amount” means an amount equal to the greater of (A) $16,780,473 minus payments permitted pursuant to Section 6B(i)(q) and (B) the amount required to be maintained from time to time in the Debt Service Reserve Account. “Revenue Account” has the meaning set forth in the Amended and Restated Collateral Agency Agreement. “Residual Reserve Amount” means the amount received by Talen Ironwood, LLC from the Collateral Agent, the Trustee (as such term is defined under the Amended and Restated Collateral Agency Agreement) and the Depositary Bank (as such term is defined under the Amended and Restated Collateral Agency Agreement) under the Debt Service Reserve Account, free and clear of all Liens, setoffs and deductions, other than amounts funded into the Debt Service Reserve Account from the Revenue Account following the Closing. “Risk Management Policy” means the Risk Management Policy of the Company and its Subsidiaries as in effect on the date of this Agreement and previously provided to Buyer.

A-10 “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder). “Seller” has the meaning set forth in the preamble. “Seller Group” has the meaning set forth in Section 6Q. “Seller Indemnitee” has the meaning set forth in Section 8C. “Seller Interests” has the meaning set forth in the recitals. “Seller Marks” has the meaning set forth in Section 6G(i). “Seller Pre-Closing Taxes” means (a) any Taxes imposed on or with respect to the Company and its Subsidiaries attributable to any Pre-Closing Tax Period of the Company and its Subsidiaries (including the portion of any Straddle Period of the Company and its Subsidiaries that ends on the day immediately preceding the Closing Date), and (b) any Taxes arising from or imposed with respect to any action taken or transaction effected, in each case outside the ordinary course of business, by Seller or any of the Company and its Subsidiaries on the Closing Date on or prior to the Closing (other than any such action taken or transaction effected by such party at the direction of Buyer); provided however, that Seller Pre-Closing Taxes shall not include any Taxes to the extent a liability for such Taxes was taken into account in the determination of the final Closing Net Working Capital. “Seller 401(k) Plan” has the meaning set forth in Section 6L(v). “Signing Press Release” has the meaning set forth in Section 6D. “Standard Limitation Date” has the meaning set forth in Section 8A. “Straddle Period” means with respect to Company and its Subsidiaries, a taxable period that begins before and ends after the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity. “Support Obligations” has the meaning set forth in Section 6C(i). “Swap” shall have the meaning assigned to such term under Section 1(a)(47) of the Exchange Act.

A-11 “Targeted Net Working Capital” means $0. “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, goods and services, alternative or add-on minimum or other tax, and any other tax or similar governmental duty or assessment, together with all fees, assessments or charge of any kind whatsoever including any interest or penalties imposed in respect of such amounts. “Tax Authority” shall mean any Governmental Entity responsible for the administration or the imposition of any Tax. “Tax Indemnity” means an indemnity relating to a Claim arising from matters set forth in Section 4M or 6M. “Tax Proceeding” has the meaning set forth in Section 6M(v). “Tax Return” means any return, declaration, report, statement, schedule, election, filing, notice, form, claim, information return, or other document or information or statement filed or required to be filed with or submitted to, any Tax Authority relating to the determination, assessment, collection or payment of any Taxes, or in connection with the administration, implementation, or enforcement of or compliance with any Governmental Authorization relating to any such Tax, including any attachment and any amendment thereof. “Tax Sharing Agreement” has the meaning set forth in Section 4M(vi). “Terminated Affiliate Arrangements” has the meaning set forth in Section 6J(i). “Third Party” has the meaning set forth in Section 8D(i). “Third Party Claim” has the meaning set forth in Section 8D(i). “Title IV Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA, other than a Multiemployer Plan. “Transferred Assets” has the meaning set forth in Section 6C(i). “Transferred Employee” has the meaning set forth in Section 6L(iii). “Transition Services Agreement” means the transition services agreement in form and substance acceptable to Buyer and Seller, acting reasonably, to provide for the orderly transfer of the operations of the Company and its Subsidiaries from Seller to Buyer. “WARN Act” has the meaning set forth in Section 4J(v).